Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement (this "Amendment"), dated as of September 24, 2024, is entered into by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II SPV II LLC (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the "Lender") and administrative agent (the "Administrative Agent"), GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, as portfolio manager (the "Portfolio Manager") and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to U.S. Bank National Association), as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"), U.S. BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, the "Securities Intermediary") and each Lender to the Loan and Security Agreement. Reference is hereby made to the Amended and Restated Loan and Security Agreement (as amended by the First Amendment dated as of August 17, 2021, as amended by the Second Amendment dated as of October 29, 2021, as amended by the Third Amendment dated as of February 15, 2022, as amended by the Fourth Amendment dated as of September 14, 2023, as amended by the Fourth Amendment dated as of March 14, 2024 and as further amended or modified from time to time, the "Loan and Security Agreement"), dated as of March 5, 2021, among the Company, the Lender, the Administrative Agent, the Portfolio Manager, the Collateral Agent, the Securities Intermediary and the Collateral Administrator. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan and Security Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1. AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT.

The Loan and Security Agreement is hereby amended as set forth in the conformed version of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2. MISCELLANEOUS.

(a)
The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.
(b)
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(c)
This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
(d)
Subject to the satisfaction of the conditions set forth in Section 3 below, this Amendment shall be effective as of the date of this Amendment first written above.

(e)
The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and make no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment.
(f)
The individual executing this Amendment on behalf of the Company hereby certifies to the Administrative Agent that (i) all of the representations and warranties set forth in Section 6.01 of the Loan and Security Agreement are true and correct (subject to any materiality qualifiers set forth therein) and (ii) no Default, Event of Default or Market Value Cure Failure has occurred.

SECTION 3. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II SPV II LLC, as Company

By:	Goldman Sachs Private Middle Market Credit II, LLC, as designated manager

By	/s/ Tucker Greene
Name:	Tucker Greene
Title:	Authorized Signatory

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, as Portfolio Manager

By	/s/ Tucker Greene
Name:	Tucker Greene
Title:	Authorized Signatory

Signature Page to Sixth Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

EVERBANK, N.A., as a Lender

By
Name:
Title:

MUFG BANK, LTD., as a Lender

By
Name:
Title:

Signature Page to Sixth Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

EVERBANK, N.A., as a Lender

By	/s/ Martin O'Brien
Name:	Martin O'Brien
Title:	Director

MUFG BANK, LTD., as a Lender

By
Name:
Title:

Signature Page to Sixth Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

EVERBANK, N.A., as a Lender

By
Name:
Title:

MUFG BANK, LTD., as a Lender

By	/s/ Myles Bae
Name:	Myles Bae
Title:	Managing Director

Signature Page to Sixth Amendment to Loan and Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

Signature Page to Sixth Amendment to Loan and Security Agreement

Exhibit A

Conformed Loan and Security Agreement

Execution Version

Conformed through the ~~Fifth~~Sixth Amendment to the Amended and Restated Loan Agreement

dated as of ~~March 14~~September 24, 2024

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

dated as of

March 5, 2021

among

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II SPV II LLC

The Lenders Party Hereto,

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC,

as Portfolio Manager

- ii -

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	GICS Level 3 Industry Classifications
Schedule 7	Initial Participation Interests

Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	Form of Assignment and Assumption
Exhibit C	Forms of Tax Compliance Certificates

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of March 5, 2021 (this "Agreement") among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II SPV II LLC, as borrower (the "Company"); GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC (the "Portfolio Manager"); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to U.S. Bank National Association), in its capacities as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"), U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the "Securities Intermediary"); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

Pursuant to Section 10.05, the parties to the Loan and Security Agreement, dated as of the Closing Date (the "Original Agreement"), hereby agree to amend and restate the Original Agreement and the Original Agreement is hereby amended and restated as set forth in this Agreement.

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (including, for the avoidance of doubt, the Initial Participation Interests) (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company entered into a Loan Sale and Contribution Agreement (the "Sale Agreement"), dated as of the Original Effective Date, between the Company and Goldman Sachs Private Middle Market Credit II LLC (in such capacity, the "Seller"), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Seller. Furthermore, the Company acquired the Initial Participation Interests with elevation in certain Portfolio Investments listed on Schedule 7 hereto pursuant to the Sale Agreement.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association ("JPMCB") and its respective successors and permitted assigns (together with JPMCB, the "Lenders") have agreed to make advances to the Company ("Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").

Accordingly, the parties hereto agree as follows:

Certain Defined Terms; Currencies and Currency Equivalents

"Account Control Agreement" means the Securities Account Control Agreement, dated as of September 24, 2020, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

"Additional Payment Date" has the meaning set forth in Section 4.05.

"Adjusted Applicable Margin" means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 3.00% per annum.

"Adjusted Daily Simple SOFR Rate" means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.15%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

"Adjusted Term SOFR Rate" means, for each Calculation Period relating to an Advance, an interest rate per annum equal to (a) the Term SOFR Rate for such Calculation Period plus (b) 0.15%; provided that if the Adjusted Term SOFR Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

"Administrative Agency Fee" has the meaning set forth in the Administrative Agency Fee Letter.

"Administrative Agency Fee Letter" means the letter agreement, dated as of the Fourth Amendment Effective Date, by and between the Company and the Administrative Agent.

"Administrative Agent" has the meaning set forth in the introductory section of this Agreement.

"Advance Rate" or "AR" means 60.0%.

"Advances" has the meaning set forth in the introductory section of this Agreement.

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Knowledge of the Company or the Portfolio Manager, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent" has the meaning set forth in Section 9.01.

"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Chicago, Illinois).

"Agreement" has the meaning set forth in the introductory paragraph hereto. "Amended and Restated Effective Date" has the meaning set forth in Section 2.04.

"Amendment and Restatement Effective Date Letter " means the letter agreement, dated as of the Amended and Restated Effective Date, by and between the Company and the Administrative Agent.

"Amendment" has the meaning set forth in Section 6.03.

"Anti-Corruption Laws" means the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and any other applicable laws, rules, and regulations of any jurisdiction concerning or relating to bribery or corruption.

"Anti-Money Laundering Laws" means any applicable law, regulation, provision or requirement prohibiting money laundering or terrorism financing.

"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to or with jurisdiction over such Person (as the case may be).

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit B or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

"Available Capacity" means, as of any date of determination, the greater of (x) zero and (y) the positive difference between the Borrowing Base and the aggregate outstanding principal amount of the Advances.

"Available Liquidity" means, with respect to the Parent, the sum of, without duplication, (i) the cash, Cash Equivalents and uncalled capital from investors of the Parent and its consolidated Subsidiaries in an amount not exceeding the positive difference between total assets (including uncalled capital from investors) and total liabilities of the Parent and its consolidated Subsidiaries, in each case, as of the applicable reporting date and as set forth in the form of report previously agreed between the Company and the Administrative Agent and (ii) the Available Capacity.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining the length of a Calculation Period pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Calculation Period" pursuant to clause (vi) of Section 3.01(h).

"Base Rate" means, for any day (a) with respect to USD Advances, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 0.50%; (b) with respect to CAD denominated Advances, the Canadian Prime Rate and (c) with respect to Advances denominated in a currency other than USD or CAD, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in England (in the case of GBP Advances) or in the Euro Zone (in the case of Euro Advances). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or the applicable reference rate described in clause (c) above shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Canadian Prime Rate, respectively. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

"Benchmark" means, initially, the Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.01(h).

"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)
the Adjusted Daily Simple SOFR Rate;
(2)
the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for USD-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and
(b)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for USD-denominated syndicated credit facilities at such time.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Calculation Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Benchmark Replacement Date" means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)
in the case of clause (3) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.01(h).

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrowing Base" means, on any date of determination, the product of the Net Asset Value multiplied by 0.60.

"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

Net Advance	≤ Advance Rate
Net Asset Value

Where:

Advance Rate = 60.0%.

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Chicago, Illinois); provided that, (i) with respect to SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day and (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.

"CAD" and "C$" mean Canadian dollars.

"Calculation Period" means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the 1st calendar day of January, April, July or October, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

"Calculation Period Start Date" means the first (1st) calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in October 2020.

"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

"Cash Equivalents" means, any of the following, denominated in USD or a Permitted Non-USD Currency: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States (clauses (a) and (b) hereinafter being referred to as "US Government Securities"), in each case maturing within one year after such date; (ii)

marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit, time deposits or bankers' acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator), (b) at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's and (c) has Tier 1 Capital (as defined in such regulations) of not less than U.S.$5,000,000,000 and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above and (b) at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company or (B) Goldman Sachs Asset Management, L.P. or its Affiliates shall cease to be the investment advisor of the Parent.

"Charges" has the meaning set forth in Section 10.08.

"Closing Date" means September 24, 2020.

"CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning set forth in Section 8.02(a).

"Collateral Accounts" has the meaning set forth in Section 8.01(a).

"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.

"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.

"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio, including the funded and unfunded balance on any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts (including cash and Cash Equivalents) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

"Collection Account" means the Interest Collection Account and the Principal Collection Account, collectively.

"Commitment Increase Date" means any Agent Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Commitment Increase Request and on which the applicable Financing Commitments in respect thereof are effective hereunder.

"Commitment Increase Option" means, on any date prior to the termination of the Reinvestment Period, the option of the Company to request in writing (which may be by email) (each an "Commitment Increase Request") from the Administrative Agent and the Lenders an increase of the Financing Commitments to up to U.S.$2,000,000,000; provided that the amount of each Commitment Increase Request shall be not less than U.S.$50,000,000.

"Company" has the meaning set forth in the introductory section of this Agreement.

"Concentration Limitation Excess" means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess and if the Portfolio Manager fails to specify such Portfolio Investment(s) to the Administrative Agent in writing then the Administrative Agent shall make such selection in its sole discretion; provided, further, that, with respect to any Delayed Funding Term Loan or Revolving Loan, the Portfolio Manager shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan or Revolving Loan, if applicable, before selecting any unfunded portion of such aggregate commitment amount.

"Concentration Limitations" has the meaning set forth in Schedule 4.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"CORRA" means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

"Corresponding Tenor" means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Credit Risk Party" has the meaning set forth in Article VII. "Currency" means USD and any Permitted Non-USD Currency.

"Currency Shortfall" has the meaning set forth in Section 4.04(b).

"Custodial Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule to which Portfolio Investments, Cash Equivalents and other financial assets may be credited, and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may (in consultation with the Company) establish another convention in its reasonable discretion.

"Daily Simple SONIA" means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the SONIA Administrator for determining "Daily Simple SONIA" for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement plus the SONIA Spread Adjustment is below zero percent, Daily Simple SONIA plus the SONIA Spread Adjustment will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Default" has the meaning set forth in Section 1.03.

"Defaulted Obligation" has the meaning set forth in Schedule 3.

"Defaulting Lender" means, subject to Section 3.01(i), any Lender that:

(a)
during the Reinvestment Period, has failed to (1) fund all or any portion of its Advances within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied or waived, (2) pay to the Company or the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless in the case of (1) or (2) above, its failure to pay is caused by an administrative or technical error, in which case such period shall be extended by one additional Business Day (provided that such Lender shall cease to be a Defaulting Lender pursuant to clauses (1) or (2) above upon receipt of such amounts by the Administrative Agent or the Company), or (3) within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (3) upon receipt of such written confirmation by the Administrative Agent and the Company); or
(b)
the Administrative Agent has received notification during the Reinvestment Period that such Lender (1) is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (2) has notified the Company, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (3) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (4) has become subject to a Bail-In Action; provided that a Lender shall not be a Defaulting Lender under this clause (b) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the Underlying Instruments relating thereto after satisfaction of customary conditions to borrowing, (b) specifies a maximum amount that can be borrowed on one or more borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or reduced to zero.

"Deliver" (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1)
in the case of Portfolio Investments and Cash Equivalents and amounts on deposit in the MV Cure Account, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that, subject to the terms of the Account Control Agreement, it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;
(2)
in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent; provided the Company shall not be required to notify the obligor unless an Event of Default has occurred and is continuing;
(3)
in the case of Portfolio Investments consisting of money or instruments (the "Possessory Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of Wisconsin (or other State notified by the Collateral Agent to the Company, the Portfolio Manager and the Administrative Agent), or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of New York, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of Wisconsin (or other State notified by the Collateral Agent to the Company, the Portfolio Manager and the Administrative Agent);
(4)
in the case of any account (and all amounts held therein, including the MV Cure Account and amounts on deposit therein) which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent in the manner set forth in the Account Control Agreement;
(5)
in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and
(6)
in all cases by ensuring that all such other steps, if any, reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) (including, to the extent applicable, by possession or control) on such Collateral in favor of Collateral Agent shall have been taken.

"Designated Independent Broker-Dealer" means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days' written notice to the

Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Broker-Dealer as the Designated Independent Broker-Dealer.

"Dollar Equivalent" means, with respect to any Advance denominated in any Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of the Permitted Non-USD Currency of such Advance on the date two (2) Business Days prior to the date of such Advance, based upon the Spot Rate in effect at such time.

"Early Opt-in Election" means the occurrence of:

(1)
(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in an applicable Currency being executed at such time, or that include language similar to that contained in Section 3.01(h) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the applicable Reference Rate, and
(2)
(i) the election by the Administrative Agent with the consent of the Company or (ii) election by the Required Lenders with the consent of the Company to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice for such election to the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent; provided that in each case that the consent of the Company is required for purposes of this definition, (A) such consent shall not be unreasonably withheld or delayed and (B) if the Company fails to respond within ten (10) Business Days of such notification or request, it shall be deemed to have consented thereto.

"Effective Date Letter" means the letter agreement, dated as of the Closing Date, by and between the Company and the Administrative Agent.

"Eligibility Criteria" has the meaning set forth in Section 1.03.

"Eligible Assignee" means at the time of any relevant assignment pursuant to Section 10.06(b), (i) an Affiliate of the related assignor, (ii) a bank, (iii) an insurance company or (iv) any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), in each case other than, (a) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Company, the Portfolio Manager or the sub-advisor of the Portfolio Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority; provided that the exclusions set forth in clauses (a) through (c) above shall not cause any Person that is itself a bank or an insurance company to not be treated as an "Eligible Assignee".

"EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

"ERISA Event" means that (1) any of the Company or the Parent has underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules or (2) any of the Company, the Parent or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

"EURIBOR" means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Euro in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Euros" and "€" mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

"Event of Default" has the meaning set forth in Article VII.

"Excess Interest Proceeds" means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the sum of the projected amount required to be paid pursuant to Sections 4.05(a) through (c) on the next Interest Payment Date, the next Additional Payment Date or the Maturity Date, as applicable, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent; provided that amounts to be paid pursuant to clause 4.05(c) shall be projected to be no less than: (i) during a Calculation Period during the Ramp-Up Period, U.S.$1,800,000, (ii) during a Calculation Period after the Ramp-Up Period and during the Reinvestment Period, U.S.$2,400,000 and (iii) during a Calculation Period after the Reinvestment Period, U.S.$1,000,000.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f) and (d) any Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that are analogous to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted in connection with the implementation of the foregoing.

"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (as determined in such manner as the NYFRB shall set forth on its public website from time to time), as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Financing Commitment" means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name (x) on the Transaction Schedule or (y) in the Assignment and Assumption as provided in Section 10.06(b), pursuant to which such Lender has assumed such amount of the assigning Lender's Financing Commitment, as applicable, as such amounts may be reduced or increased from time to time pursuant to (i) the Commitment Increase Option or (ii) assignments made in accordance with the provisions of Section 10.06 of this Agreement.

"Financing Commitment Structuring Fee" has the meaning set forth in the Administrative Agency Fee Letter.

"First Amendment" means a First Amendment to the Amended and Restated Loan Agreement dated as of the First Amendment Effective Date.

"First Amendment Effective Date" means August 17, 2021.

"Foreign Lender" means a Lender that is not a U.S. Person.

"Fourth Amendment" means a Fourth Amendment to the Amended and Restated Loan Agreement dated as of the Fourth Amendment Effective Date.

"Fourth Amendment Effective Date" means September 14, 2023.

"GAAP" means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.

"GBP" and "£" mean British Pounds.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Indebtedness" as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to finance leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, "Indebtedness" shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

"Indemnified Person" has the meaning specified in Section 5.03.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

"Indemnitee" has the meaning set forth in Section 10.04(b).

"Independent Broker-Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BMO Capital Markets, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, HSBC, Jefferies, Morgan Stanley, Natixis, RBC Capital Markets, Royal Bank of Scotland, Societe Generale, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

"Ineligible Investment" means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria (as adjusted for the following proviso); provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment or an Initial Participation Interest) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided, further, that any Initial Participation Interest granted under the Sale Agreement that has not been elevated to an assignment on or prior to the 45th calendar day following the Original Effective Date shall constitute an Ineligible Investment until the date on which such elevation has occurred.

"Information" means all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.

"Initial Participation Interests" means the Portfolio Investments listed in Schedule 7.

"Initial Portfolio Investments" means the Portfolio Investments listed in Schedule 5.

"Interest Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in USD and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Interest Payment Date" has the meaning set forth in Section 4.03(b).

"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Cash Equivalents acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Cash Equivalents acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Cash Equivalents acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Cash Equivalents in the MV Cure Account, Unfunded Exposure Account, Permitted Non-USD Currency Unfunded Exposure Accounts or any proceeds therefrom.

"Investment" means (a) the purchase of any debt or equity security of any other Person or (b) the making of any Loan or advance to any other Person.

"IRS" means the United States Internal Revenue Service.

"Japanese Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Japanese Ministry of Finance, the Japanese Ministry of Economy, Trade and Industry, or any other applicable Japanese Governmental Authority.

"JPMCB" has the meaning set forth in the introductory section of this Agreement.

"Knowledge" (and "Know" and all its derivative forms) means, for the Company, the knowledge of any officer of the Company, and for the Portfolio Manager, the knowledge of any individual employed by the Portfolio Manager that is knowledgeable about the business affairs of the Company.

"Lender Agent Letter" means any letter agreement entered into by and between a Lender and the Administrative Agent (with a copy delivered to the Company) in connection with the transactions contemplated by this Agreement and setting forth, inter alia, specified rights and obligations of such Lender and/or the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (so long as copies of such amendments, modifications, supplements, restatements or replacements are delivered to the Company).

"Lender Fee Letter" means each letter agreement entered into by and among the Company, the Administrative Agent and a Lender in connection with the transactions contemplated by this Agreement and setting forth, inter alia, the fees payable to such Lender hereunder, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Lender Letter Agreement" means any Lender Agent Letter or Lender Fee Letter. "Lender Participant" has the meaning set forth in Section 10.06(c).

"Lenders" has the meaning set forth in the introductory section of this Agreement. "Liabilities" has the meaning set forth in Section 5.03.

"Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Account Control Agreement, the Sale Agreement, any Assignment and Assumption, any Lender Fee Letter and such other agreements, and any amendments or supplements thereto or modifications thereof, in each case, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents.

"Margin Stock" has the meaning provided such term in Regulation U of the Board. "Market Value" means, on any date of determination, (i) with respect to any Senior

Secured Loan, Second Lien Loan or corporate debt security, the average indicative bid-side price determined by Markit Group Limited, LoanX, Inc. or as reported on TRACE or similar comparable service (as mutually agreed to in writing by the Portfolio Manager and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed), for prints of U.S.$1,000,000 or more (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan, Second Lien Loan or corporate debt security, as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below.

If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment whose Market Value is not determined by the Administrative Agent using Markit Group Limited, LoanX, Inc. or TRACE or similar comparable service (as mutually agreed to in writing by the Portfolio Manager and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed), the Portfolio Manager may, with respect to up to three such Portfolio Investments in each calendar quarter, engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent; provided that if the Company engages a Nationally Recognized Valuation Provider that provides a range of valuations, then the valuation shall be equal to the mean of the highest and lowest valuations of such range. With respect to any Portfolio Investment whose Market Value is determined by the Administrative Agent using Markit Group Limited, LoanX, Inc. or TRACE or similar comparable service (as mutually agreed to in writing by the Portfolio Manager and the Administrative Agent, such agreement not to be unreasonably withheld, conditioned or delayed), the Portfolio Manager may, at the expense of the Company, obtain a written executable bid from an Independent Broker-Dealer for the full principal amount of such Portfolio Investment and submit evidence of such bid to the Administrative Agent.

The market value of any Portfolio Investment determined in accordance with the immediately preceding paragraph will be the Market Value for the applicable Portfolio Investment from and after (but not earlier than) 12:00 p.m. New York City time on the Business Day following receipt of notice of such valuation by the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero, (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Broker-Dealer if, in the Administrative Agent's good faith judgment: (i) such Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the

Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide by reason of the insolvency of such Independent Broker-Dealer and (D) no valuation provided by a Nationally Recognized Valuation Provider shall be effective unless it takes into account factors commonly used by market participants in conducting valuation processes, including without limitation (i) industry and comparable company analysis, (ii) market yield assumptions, (iii) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment's obligor; and (iv) historical material debt-financed acquisitions consummated by the Portfolio Investment's obligor.

The Administrative Agent shall notify the Company, the Portfolio Manager, each Lender and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio no later than the later of the 3rd Business Day of each calendar month or upon the reasonable request of the Portfolio Manager (but no more frequently than three (3) requests per calendar month), and shall notify the Lenders in writing of the then-current Market Value of each Portfolio Investment in the Portfolio upon the reasonable request of any Lender (but no more frequently than 1 request per calendar month); provided that the Company and the Portfolio Manager hereby acknowledge that the Administrative Agent may make available to the Company and the Portfolio Manager the Market Value of each Portfolio Investment by posting such materials or information on the Financing Connect platform hosted by JPMorgan Chase Bank, N.A. or another similar electronic system and such posting shall satisfy the Administrative Agent's requirements under this paragraph. Any notification from the Administrative Agent to the Company and the Lenders that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

"Market Value Cure" means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments and the pledge and delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash to the Company and the pledge and delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon and any prepayment premium payable pursuant to Section 4.03(c)(ii)(B)) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such action the Net Advances are less than the product of (a) the Net Asset Value and (b) the Market Value Cure Level specified on the Transaction Schedule; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent); provided further that Portfolio Investments in connection with the foregoing will be subject to the Concentration Limits in calculating the Net Asset Value. For the purposes of any request for consent of the Administrative Agent pursuant to clause (i) in the immediately preceding sentence, if the Company notifies the Administrative Agent on the day on which the events set forth in clause (A)(i) of the definition of the term Market Value Event has occurred of its intention to contribute a Portfolio Investment to the Company to cure such event and requests the related consent thereto, the Administrative Agent shall respond to such request no later than one (1) Business Day after such notice is received and if the Administrative Agent fails to respond within one (1) Business Day, then the Market Value Cure Period shall automatically be extended until two (2) Business Days after the date on which the Administrative Agent responds to the Company. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, in the case of a Loan, within fifteen (15) Business Days from the date of the event described in clause (A)(i) of the definition of Market Value Event and, in the case of any other Portfolio Investment, within three (3) Business Days thereof. The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within such time period.

"Market Value Cure Failure" means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

"Market Value Cure Period" means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of the events set forth in clause (A)(i) of the definition of the term Market Value Event and ending at (x) the close of business in New York two (2) Business Days thereafter or (y) such later date and time as may be agreed to by the Administrative Agent in its sole discretion (or, if such later date is more than 30 days following the date on which the Portfolio Manager receives notice from the Administrative Agent as set forth above, with the consent of at least two unaffiliated non-Defaulting Lenders comprising the Required Lenders); provided that the Market Value Cure Period may be extended if (i) the Company has delivered a MV Cure Extension Request reasonably satisfactory to the Administrative Agent to extend the Market Value Cure Period by the MV Cure Extension Period, (ii) on each day in such MV Cure Extension Period, the Company has delivered a MV Cure Plan Status Confirmation; provided further that, if on any date during the MV Cure Extension Period, the MV Cure Plan Status Confirmation is not reasonably satisfactory to the Administrative Agent, a Market Value Cure Failure will be deemed to have occurred on such date or (iii) the Administrative Agent has failed to respond to a request for consent to contribute a Portfolio Investment as set forth in the definition of "Market Value Cure".

"Market Value Event" means (A) the occurrence of both of the following events (i) the Administrative Agent shall have determined and notified the Portfolio Manager in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger specified on the Transaction Schedule and (ii) written notice by the Administrative Agent to the Portfolio Manager and the Company of a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days from the date of the event described in clause (A)(i) above and (ii) in the case of any other Portfolio Investment, three (3) Business Days from the date of the event described in clause (A)(i) above (or, in each case, such longer period as may be agreed by the Administrative Agent in its sole discretion).

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company, the Seller or the Portfolio Manager, (b) the ability of the Company, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the material rights of or material benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon (provided that the waiver of a Default is not a reduction of interest), or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby, (v) increases the "AR" percentage as defined in the definition of "Borrowing Base Test", (vi) changes any of the provisions of the definition "Reinvestment Period", (vii) increases or waives the Market Value Trigger specified on the Transaction Schedule, (viii) increases or waives the percentage threshold set forth in clause (m)(2) of Article VII, (ix) amends the Priority of Payments, (x) changes any of the provisions of clause (B) of the definition of "Permitted Distribution" or (xi) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company; provided that, the Scheduled Termination Date may be extended up to 6 months with the consent of both the Company, the Administrative Agent in its sole discretion and each Lender in its sole discretion (such period, a "Maturity Date Extension Period").

"Maximum Rate" has the meaning set forth in Section 10.08.

"Minimum Funding Amount" means, on any date of determination, the amount set forth in the table below:

Period Start Date	Period End Date	Minimum Funding Amount (% or U.S.$)
From and including the Original Effective Date	December 24, 2020	37.6% of the Financing Commitment
December 25, 2020	Day prior to the last day of the Ramp-Up Period	60% of the Financing Commitment
The last day of the Ramp-Up Period	August 24, 2021	80% of the Financing Commitment prior to the First Amendment Effective Date.
August 25, 2021	Day prior to the Third Amendment Effective Date	80% of the Financing Commitment.
Third Amendment Effective Date	March 14, 2022	1,000,000,000
March 15, 2022	The last day of the Reinvestment Period	80% of the Financing Commitment.

"MV Cure Account" means the account(s) designated as an "MV Cure Account" on the Transaction Schedule.

"MV Cure Extension Period" has the meaning set forth in the definition of "MV Cure Extension Request".

"MV Cure Extension Request" means a written request from the Company satisfactory to the Administrative Agent in its discretion requesting to extend the Market Value Cure Period by an additional eight (8) Business Days (such period the "MV Cure Extension Period") and proposing a MV Cure Plan.

"MV Cure Plan" means a proposal by a senior officer of the Company of steps to effect a Market Value Cure, which plan may include: prospective sales of Portfolio Investments, timing of sales of Portfolio Investments, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of Portfolio Investment proceeds expected to be received during the MV Cure Extension Period.

"MV Cure Plan Status Confirmation" means, for each Business Day during the MV Cure Extension Period, a status update provided by a senior officer of the Company regarding the progress of the stated MV Cure Plan activities and any further information reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

"Nationally Recognized Valuation Provider" means (i) Houlihan Lokey Howard & Zukin Capital, Inc., (ii) Duff & Phelps LLC, (iii) Murray, Devine and Company, (iv) Lincoln International LLC (formerly known as Lincoln Partners LLC) and (v) Valuation Research Corporation, provided that any independent entity providing professional asset valuation services may be added to this definition by the Company, which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Parent that such entity has been approved by the Parent for purposes of assisting the Board of Directors of the Parent in making valuations of portfolio assets to determine the Parent's compliance with the applicable provisions of the Investment Company Act of 1940, as amended (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager and consented to by the Parent (such consent not to be unreasonably withheld); provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including, for the avoidance of doubt, cash and Cash Equivalents and amounts in the MV Cure Account) representing Principal Proceeds.

"Net Asset Value" means, on any date of determination of the sum of (A) the sum, with respect to each Portfolio Investment (both owned by the Company and, subject to clause (2) of the proviso below, in respect of which there is an outstanding Purchase Commitment that has not settled), other than the unfunded commitment amount of a Delayed Funding Term Loan or a Revolving Loan, the product of (x) the Market Value of each such Portfolio Investment multiplied by (y) the funded principal amount of each such Portfolio Investment plus (B) other than amounts on deposit with respect to Ineligible Investments, the amounts then on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts (including cash and Cash Equivalents); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

"Net Purchased Loan Balance" means, as of any date of determination, an amount equal to (a) the aggregate principal balance of all Portfolio Investments acquired by the Company prior to such date minus (b) the aggregate principal balance of all Portfolio Investments repurchased by the Parent or an Affiliate thereof prior to such date.

"Non-Call Period" means the period beginning on, and including, the Original Effective Date and ending on, but excluding, the last day of the Reinvestment Period.

"Notice of Acquisition" has the meaning set forth in Section 1.02(a).

"NYFRB" means the Federal Reserve Bank of New York.

"NYFRB's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"NYFRB Rate" means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term "NYFRB Rate" means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

"Original Effective Date" means September 24, 2020.

"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.01(f)(vi)).

"Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB's Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

"Parent" means Goldman Sachs Private Middle Market Credit II LLC.

"Participant Register" has the meaning specified in Section 10.06(d).

"PATRIOT Act" has the meaning set forth in Section 2.04(f).

"Payment" has the meaning set forth in Section 10.15(c)(i).

"Payment Notice" has the meaning set forth in Section 10.15(c)(ii).

"Permitted Distribution" means,

(A)
on any Business Day, distributions of Interest Proceeds (at the discretion of the Company) to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) such distribution is not during a MV Cure Extension Period, (iv) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution); provided that, for purposes of calculating the Borrowing Base in connection with any Permitted Distribution consisting of Interest Proceeds only, the "AR" in the definition of the term Borrowing Base Test will be deemed to be 62.5%, (v) the Company gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (vi) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied;
(B)
on any Business Day, distributions of Principal Proceeds to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition only to the extent of available Principal Proceeds and only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii)

no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) such distribution is not during a MV Cure Extension Period, (iv) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (v) the Company gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (vi) if during the Reinvestment Period, either (x) no Portfolio Investment Refinancing Event has occurred or (y) if a Portfolio Investment Refinancing Event has occurred, the Permitted Principal Proceeds Distribution Criteria are satisfied, (vii) if after the Reinvestment Period, both (x) the Permitted Principal Proceeds Distribution Criteria are satisfied and (y) such date is no more than 6 months after the end of the Reinvestment Period, (viii) such distribution is not during a Maturity Date Extension Period and (ix) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied.

Notwithstanding the above clauses (A) and (B), the Company may make Permitted RIC Distributions in accordance with this Agreement at any time.

"Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the Company and Liens permitted under the related Underlying Instruments, (d) as to agented Portfolio Investments, Liens in favor of the agent under the applicable transaction documents, (e) Liens granted pursuant to or by the Loan Documents, (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (h) of Article VII, (g) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, (h) customary rights of setoff, banker's lien, security interest or other like right upon assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations and (i) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing.

"Permitted Non-USD Currency" means CAD, GBP and Euros.

"Permitted Non-USD Currency Accounts" means the Permitted Non-USD Currency Custodial Accounts, the Permitted Non-USD Currency Interest Collection Accounts, the Permitted Non-USD Currency Principal Collection Accounts and the Permitted Non-USD Currency Unfunded Exposure Accounts, collectively.

"Permitted Non-USD Currency Collection Accounts" means the Permitted Non-USD Currency Interest Collections Account and the Permitted Non-USD Currency Principal Collection Accounts, collectively.

"Permitted Non-USD Currency Custodial Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency and as set forth in on the Transaction Schedule to which Portfolio Investments, Cash Equivalents and other financial assets denominated in such Permitted Non-USD Currency may be credited, and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Permitted Non-USD Currency Equivalent" means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

"Permitted Non-USD Currency Interest Collection Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency and as set forth in on the Transaction Schedule for the deposit of Interest Proceeds denominated in such Permitted Non-USD Currency and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Permitted Non-USD Currency Principal Collection Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency and as set forth in on the Transaction Schedule for the deposit of Principal Proceeds denominated in such Permitted Non-USD Currency and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Permitted Non-USD Currency Unfunded Exposure Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency and as set forth in on the Transaction Schedule for the deposit of funds denominated in such Permitted

Non-USD Currency used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in such Permitted Non-USD Currency, and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Permitted Principal Proceeds Distribution Concentration Limitation Excess" means on any date of determination, without duplication, of the product of the Market Value and all or the portion of the principal amount of any Portfolio Investment that exceeds any Permitted Principal Proceeds Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Permitted Principal Proceeds Distribution Concentration Limitation Excess and if the Portfolio Manager fails to specify such Portfolio Investment(s) on or prior to such date of determination, then the Administrative Agent shall make such selection in its sole discretion.

"Permitted Principal Proceeds Distribution Criteria" means that (i) Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to 5.0% of the Net Asset Value; provided that Portfolio Investments issued by three (3) obligors and their respective Affiliates (but only one with respect to a Specified Investment) may each constitute up to an aggregate principal balance equal to 7.5% of the Net Asset Value (such limitations, the "Permitted Principal Proceeds Concentration Limitations") and (ii) the Borrowing Base Test, calculated for the purposes of this definition with a Net Asset Value excluding any Permitted Principal Proceeds Distribution Concentration Limitation Excess, is satisfied (and will be satisfied after giving effect to such Permitted Distribution).

"Permitted RIC Distributions" means distributions to the Parent (from the Collection Accounts and/or the Permitted Non-USD Currency Collection Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Company's liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to

Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company's liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) the Borrowing Base Test is satisfied, (ii) the Company gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed U.S.$2,000,000 (or such higher amount as agreed by the Administrative Agent in its reasonable discretion) and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

"Portfolio" means all Portfolio Investments purchased hereunder and not otherwise sold or liquidated.

"Portfolio Investment Refinancing Event" means, during any three-month period, Portfolio Investments (excluding any Portfolio Investments distributed to the Seller) comprising more than 15% of the Collateral Principal Amount, as at the beginning of such period, are either (x) permanently refinanced (in whole or in part) in connection with the incurrence of indebtedness from a third party lender prior to their respective maturity dates or (y) assigned for at least par (or the price at which such Portfolio Investment was purchased, if lower) to a third party lender at the direction of the underlying obligor thereon; provided that the Portfolio Manager shall notify the Administrative Agent (i) within two (2) Business Days of the occurrence thereof if any event described in clause (x) or (y) of this definition occurs with respect to a Portfolio Investment and (ii) promptly following the end of each month during such three-month period, the aggregate amount of such affected Portfolio Investments; provided further that the failure to provide such notice set forth in the immediately preceding proviso shall not constitute a Default or Event of Default and any such notice provided after the time periods set forth above shall satisfy such notice requirement from the date provided.

"Portfolio Investments" has the meaning set forth in the introductory section of this Agreement.

"Portfolio Manager" has the meaning set forth in the introductory section of this Agreement.

"Possessory Collateral" has the meaning set forth in the definition of "Deliver".

"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Principal Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in

USD, and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Principal Proceeds" means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed by the Company for a Market Value Cure or otherwise and, for the avoidance of doubt, proceeds of the Advances), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts.

"Priority of Payments" has the meaning set forth in Section 4.05.

"Proceeding" has the meaning set forth in Section 10.07(b).

"Purchase" means each acquisition of a Portfolio Investment hereunder, including, for the avoidance of doubt, by way of a contribution by the Parent to the Company pursuant to the Sale Agreement.

"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Ramp-Up Period" means the period from and including the Original Effective Date to, but excluding, March 24, 2021 except as otherwise expressly set forth in the Effective Date Letter

"Reference Rate" means, for each Calculation Period (i) with respect to an Advance denominated in USD and related calculations, the Benchmark, (ii) with respect to Advances denominated in CAD and related calculations, Term CORRA, (iii) with respect to Advances denominated in Euros and related calculations, EURIBOR and (iv) with respect to an Advance denominated in GBP and related calculations, Daily Simple SONIA. The Reference Rate in respect of each Currency shall be determined by the Administrative Agent (and notified in writing to the Collateral Administrator and the Portfolio Manager), and such determination shall be conclusive absent manifest error.

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

"Register" has the meaning set forth in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Original Effective Date and ending on, but excluding, the earliest of (i) ~~September~~October 24, 2024; (ii) the date on which a Market Value Event occurs, (iii) the date of termination of the Financing Commitments pursuant to Article VII and (iv) the date on which the investment period of the Parent terminates.

"Related Parties" has the meaning set forth in Section 9.01.

"Relevant Governmental Body" means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

"Required Lenders" means (a) JPMCB and its Affiliates that are non-Defaulting Lenders and (b) if the Persons set forth in clause (a) above hold less than 50.1% of the sum of (i) the aggregate principal amount of the outstanding Advances (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)), one or more other Lenders (other than any Defaulting Lender) who hold, together with the Persons set forth in clause (a) above, 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)).

"Responsible Officer" means (i) with respect to the Company, any duly appointed officer of the Company or the Portfolio Manager who is responsible for the activities of the Company, and (ii) with respect to the Collateral Agent or the Collateral Administrator, any officer of such Person customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

"Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

"Reuters" means Thomson Reuters Corp., Refinitiv or any successor thereto.

"Reuters Screen" means, with respect to EUR Advances, EURIBOR01 Page on the Reuters Screen Page on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Permitted Non-USD Currencies, as applicable, in the London interbank market).

"Revolving Amount" means, on any date of determination during the Reinvestment Period, the aggregate principal amount of Advances in excess of the then-current Minimum Funding Amount.

"Revolving Loan" means any loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines not backed by cash and letter of credit facilities, unfunded commitments under specific facilities and other similar Loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

"RIC" means a person qualifying for treatment as a "regulated investment company", as defined in Section 851 of the Code.

"Sale Agreement" has the meaning set forth in the introductory section of this Agreement.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic and the Crimea region of Ukraine).

"Sanctioned Person" means, at any time, any Person (a) listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, His Majesty's Treasury of the United Kingdom or any other relevant Sanctions authority; (b) that is, or is part of a Governmental Authority of a Sanctioned Country; (c) owned or controlled by, or acting on behalf of, any such

Person or Persons described in the foregoing clauses (a) or (b); (d) operating, located, organized or resident in a Sanctioned Country; or (e) otherwise the subject of Sanctions.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State; (b) the United Nations Security Council; (c) the European Union; (d) His Majesty's Treasury of the United Kingdom; or (e) any other relevant sanctions authority.

"Second Amendment" means a Second Amendment to the Amended and Restated Loan Agreement dated as of the Second Amendment Effective Date.

"Second Amendment Effective Date" means October 29, 2021.

"Second Lien Loan" means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens for Senior Secured Loans and liens for Taxes or regulatory charges and any other liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) that the Portfolio Manager determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of acquisition equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

"Secured Obligation" has the meaning set forth in Section 8.02(a).

"Secured Party" has the meaning set forth in Section 8.02(a).

"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.

"Seller" has the meaning set forth in the introductory section of this Agreement.

"Senior Secured Loan" means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Underlying Instrument), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instrument that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens for Taxes or regulatory charges and any other liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, debtor-in-possession Loans shall constitute Senior Secured Loans regardless of whether or not such Loans satisfy clauses (i), (ii) or (iii) above.

"Settlement Date" has the meaning set forth in Section 1.03.

"SOFR" means the Secured Overnight Financing Rate.

"SOFR Administrator" means the NYFRB (or a successor administrator of SOFR).

"SOFR Administrator's Website" means the NYFRB's website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's and its Subsidiaries' present assets; (b) such Person's and its Subsidiaries' capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person and its Subsidiaries have not incurred debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"SONIA" means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator's Website.

"SONIA Administrator" means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

"SONIA Administrator's Website" means the Bank of England's website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"SONIA Spread Adjustment" has the meaning specified in Paragraph 3 of the Transaction Schedule.

"Specified Investment" means any Portfolio Investment so designated by the Administrative Agent in writing in its sole discretion on the date on which the Administrative Agent approves such Portfolio Investment in accordance with Section 1.02. Specified Investments as of the Closing Date shall be set forth in the Effective Date Letter.

"Specified Matter" means any Amendment of a Portfolio Investment that (a) reduces the principal amount of such Portfolio Investment, (b) reduces the rate of interest payable on such Portfolio Investment, (c) postpones the due date of any scheduled payment or distribution in respect of such Portfolio Investment, (d) alters the pro rata allocation or sharing of payments or distributions required by any related Underlying Instrument in a manner adverse to the Company, (e) releases any material guarantor of such Portfolio Investment from its obligations, (f) terminates or releases any lien on a material portion on the collateral securing such Portfolio Investment, (g) changes any of the provisions of any such Underlying Instrument specifying the number or percentage of lenders required to effect any of the foregoing in a manner adverse to the Company (in its capacity as a lender) or (h) materially changes any financial maintenance covenant in a manner adverse to the Company (in its capacity as a lender).

"Spot Rate" means, as of any date of determination, (x) with respect to actual currency exchange between USD and CAD, Euros or GBP, the applicable currency-USD rate available through the Collateral Agent's banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Company that it will no longer provide such services or if the Collateral Agent or one of its affiliates is no longer the Collateral Agent or if directed by the Portfolio Manager, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and CAD, Euros or GBP, the applicable currency-USD spot rate that appeared on the

Bloomberg screen for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day as notified by the Administrative Agent to the Collateral Administrator. The determination of the Spot Rate shall be conclusive absent manifest error.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Substitution" has the meaning set forth in Section 1.08.

"Substitution Date" has the meaning set forth in Section 1.03.

"Substitution Portfolio Investment" has the meaning set forth in Section 1.08.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term CORRA" means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that Term CORRA is determined to be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

"Term CORRA Administrator" means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

"Term CORRA Determination Date" means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

"Term CORRA Reference Rate" the forward-looking term rate based on CORRA.

"Term SOFR Rate" means, for each Calculation Period relating to an Advance, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

"Third Amendment" means a Third Amendment to the Amended and Restated Loan Agreement dated as of the Third Amendment Effective Date.

"Third Amendment Effective Date" means February 15, 2022.

"Trade Date" has the meaning set forth in Section 1.03.

"Transaction Schedule" has the meaning set forth in the introductory section of this Agreement.

"UCC" means the Uniform Commercial Code as in effect from time to time in the state of the United States that governs any relevant security interest.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Underlying Instruments" means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Portfolio Investment has been issued or created and each other primary agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.

"Unfunded Exposure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of USD used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in USD, and any successor accounts (established in connection with the resignation or removal of the Securities Intermediary or otherwise in accordance with the Loan Documents).

"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in CAD, Euro and GBP, converted to USD at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable; provided that, on the last day of the Reinvestment Period, the Unfunded Exposure Amount of any Revolving Loan shall be an amount equal to the aggregate amount of all potential future funding commitments with respect thereto.

"Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount minus the aggregate amounts on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts.

"USD" and "U.S.$" mean U.S. dollars.

"USD Collateral Accounts" has the meaning set forth in Section 8.01(a).

"U.S. Government Securities Business Day" means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f).

"Working Capital Revolver" means a revolving lending facility secured by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor's total assets.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in any Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted

Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance or Loan is denominated in a Permitted Non-USD Currency, such amount shall be the relevant Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of such Permitted Non-USD Currency).

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On the Original Effective Date, the Company acquired the Initial Portfolio Investments and Initial Participation Interests from the Seller pursuant to the Sale Agreement, subject to the conditions specified in this Agreement. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments (from the Seller pursuant to the Sale Agreement or from other Persons), or request that Portfolio Investments be Purchased for the Company's account, on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a)
Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment or an Initial Participation Interest) be made by it or for its account (a "Purchase Commitment"), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a "Notice of Acquisition").
(b)
Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request.

(c)
Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of the Lenders, to reasonably request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, (x) an initial determination of the Market Value for such Portfolio Investment and (y) whether it elects to designate such Portfolio Investment as a Specified Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in writing in connection therewith; provided that any Initial Portfolio Investment and any Initial Participation Interest shall be deemed to be approved by the Administrative Agent. The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to satisfaction of the Eligibility Criteria and the conditions set forth in Section 1.03(3) and Section 1.03(4)); provided that (i) any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is approved and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval of any Portfolio Investment in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for the purchase of such Portfolio Investment (including by way of entering into a commitment letter) for a period of thirty (30) days.

Prior to the occurrence of a Market Value Event or Event of Default, any direction required hereunder relating to the acquisition, sale, disposition or other transfer of a Portfolio Investment may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Company (or the Portfolio Manager on its behalf) on which, subject to Sections 9.01 and 9.02, the Collateral Agent may rely.

SECTION 1.03. Conditions to Purchases, Substitution and Advances. Except as otherwise set forth in Section 2.03(e)(ii), no Purchase Commitment, Purchase, Substitution or Advance shall be entered into or made unless each of the following conditions is satisfied (or waived as provided below) (provided that only clauses (3) and (4) below shall be applicable to an Advance that does not correspond to any Purchase Commitment or Purchase) as of the date on which such Purchase Commitment is entered into (such Portfolio Investment's "Trade Date"), or the Company consummates a Substitution (the "Substitution Date") or such Advance would otherwise be made and (i) such Portfolio Investment shall not be Purchased, no Substitution shall occur, and any related Advance or (ii) in the case of clauses (3) and (4) below, any other Advance shall not be required to be made available to the Company by the Lenders, unless each of the following conditions is satisfied or waived as of such Trade Date, Substitution Date or proposed Advance date, as applicable:

(1)
the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and, unless waived by the Administrative Agent, such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the "Eligibility Criteria");
(2)
with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;
(3)
no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a "Default"), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4)
after giving pro forma effect to (i) the Purchase or Substitution of such Portfolio Investment (if any) and the related Advance (if any) or (ii) any other Advance hereunder:
(w)
the Borrowing Base Test is satisfied;
(x)
the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and
(y)
in the case of a Purchase, the amount of such Advance (if any) shall be not less than U.S.$1,000,000; provided that the amount of the initial Advance shall be not less than U.S.$94,000,000.

The Administrative Agent, on behalf of the Lenders, may waive any conditions to a Purchase Commitment, a Purchase, Substitution or an Advance, as the case may be, specified above in this Section 1.03 by written notice thereof to the Company, the Collateral Administrator, the Portfolio Manager and the Collateral Agent (provided that, in the case of waivers of conditions to an Advance under Section 1.03(3) and 1.03(4)(w), the Administrative Agent may act only at the direction of all of the Lenders).

If the above conditions to a Purchase Commitment, a Purchase, a Substitution or an Advance are satisfied or waived, the Portfolio Manager shall determine the date on which such Purchase (if any) shall settle (the "Settlement Date" for such Portfolio Investment) and/or, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any related Advance or other Advance shall be provided.

With respect to a Purchase, promptly following the Settlement Date for a Portfolio Investment and its receipt thereof, the Portfolio Manager shall provide or cause to be provided to the Administrative Agent a copy of the executed assignment agreement or executed credit agreement evidencing the Company's purchase (or, in the case of a Portfolio Investment that is not a Loan, the executed purchase agreement or similar instrument) pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04. Sales of Portfolio Investments. The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), except that, subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without the consent of the Administrative Agent so long as, (x) after giving effect thereto, no Market Value Event has occurred, no Default that would constitute an Event of Default under clause (a) or (d) of the definition thereof has occurred and is continuing and no Event of Default has occurred and is continuing and (y) the sale of such asset by the Company shall be on an arm's-length basis at fair market value and in accordance with the Portfolio Manager's standard market practices. In addition, within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company, subject to clauses (x) and (y) in the immediately preceding sentence, shall either (i) sell such Revolving Loan or Delayed Funding Term Loan and shall pay any amount payable in connection with such sale or (ii) deposit an amount equal to the Unfunded Exposure Amount with respect to such Portfolio Investment into the Unfunded Exposure Account or the Permitted Non-USD Currency Unfunded Exposure Accounts, as applicable (unless such amount has already been funded in connection with Section 2.03); provided that such two (2) Business Day period may be extended by up to eight (8) Business Days if within two (2) Business Days after such Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, a senior officer of the Company proposes a plan to sell such Portfolio Investment that is reasonably satisfactory to the Administrative Agent.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a

Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent's standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder pursuant to the Priority of Payments and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent (including via email). Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale including, without limitation and if so requested, using commercially reasonable efforts to cause any of its Affiliates acting as administrative agent with respect to such Portfolio Investment to execute and deliver an assignment agreement in respect of such Portfolio Investment naming the Administrative Agent or such other Person designated by it as assignee.

Any prepayments made pursuant to the preceding paragraph shall be subject to Section 4.03(g) and shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)
notify the Company and the Portfolio Manager promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and
(ii)
direct the Company to sell such Portfolio Investments (x) for an amount at least equal to the then-current fair market value and (y) if the Designated Independent Broker-Dealer provides the highest bid, to the Designated Independent Broker-Dealer; it being understood that if the Designated Independent Broker-Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to Purchase a Portfolio Investment on a line-item basis, then the Administrative Agent (in its sole discretion) may accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Broker-Dealer and proposed to be accepted by the Administrative Agent for other Portfolio Investments in such pool) is greater than any bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Broker-Dealer if, in the Administrative Agent's judgment (acting reasonably):

(A)
either:
(x)
the Designated Independent Broker-Dealer is ineligible, unable or otherwise refuses or fails to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or
(y)
the Designated Independent Broker-Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or
(B)
such bid is not bona fide by reason of the insolvency of the Designated Independent Broker-Dealer.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company's attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law. In connection with the sale of any or all Portfolio Investment(s) directed by the Administrative Agent pursuant to this Section 1.04, if (w) the Administrative Agent has not yet entered into an agreement or agreements to sell Portfolio Investments in an amount sufficient to satisfy the Secured Obligations, (x) JPMCB (or any of its Affiliates) has not yet assigned its Financing Commitments pursuant to Section 10.06 herein, (y) the Company submitted a MV Cure Plan during the related Market Value Cure Period and (z) the Company diligently pursued a Market Value Cure, as determined by the Administrative Agent in its sole discretion, then the Administrative Agent, in its commercially reasonable discretion, will in good faith, subject to the other terms of this Section 1.04, consider (but shall be under no obligation to accept) any cash purchase bid or bids submitted by the Portfolio Manager or the Company via an Independent Broker Dealer (and actually received by the Administrative Agent from such Independent Broker Dealer) during the period of three (3) Business Days following the occurrence of the related Market Value Event, if the aggregate amount of such bids is sufficient to repay the Secured Obligations in full on or before the proposed settlement date of any other bid or bids received by the Administrative Agent.

SECTION 1.05. Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, other than if specified to the contrary elsewhere in this Agreement, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

SECTION 1.06. Valuation of Permitted Non-USD Currency Portfolio Investments. For purposes of all valuations and calculations hereunder, the principal amount and Market Value of all Portfolio Investments and Cash Equivalents denominated in a Permitted Non-USD Currency, proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and the principal amount of the outstanding Advances denominated in a Permitted Non-USD Currency shall be converted to USD at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

SECTION 1.07. Additional Equity Contributions. The Parent may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, in connection with a Market Value Cure, satisfying any Borrowing Base Test, enabling the acquisition or sale of any Portfolio Investment or satisfying any conditions under Section 2.04. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents and/or (c) by assignment and contribution of a Portfolio Investment.

SECTION 1.08. Substitutions; Limitation on Sales and Substitutions. The Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as the Company has submitted a Notice of Acquisition and all other conditions precedent set forth in Section 1.03(1), (3), (4)(w) and (4)(x) have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution. In no event shall the aggregate outstanding balance of Portfolio Investments in the Portfolio subject to a Substitution, together with the aggregate outstanding balance of Portfolio Investments sold to the Seller by the Company pursuant to Section 1.04 of this Agreement, exceed 20% of the Net Purchased Loan Balance measured as of the date of such sale or the date of such Substitution.

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in any Currency, in an aggregate amount not exceeding the amount of such Lender's Financing Commitment; provided that the aggregate amount of each Lender's Advances denominated in a Permitted Non-USD Currency does not exceed 15% of such Lender's Financing Commitment at any time. The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event (or, if earlier, the date of termination of the Financing Commitments pursuant to Article VII).

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a)
Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment and/or an Advance set forth in Section 1.03 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.
(b)
Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.
(c)
Subject to Section 2.03(e), the Company shall use the proceeds of the Advances received by it hereunder to Purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the Underlying Instruments relating thereto or to make Permitted Distributions; provided that, if the proceeds of an Advance are deposited in the Collection Account or the applicable Permitted Non-USD Currency Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05 (but without premium or penalty). The proceeds of the Advances shall not be used for any other purpose except to the extent expressly set forth in the Amendment and Restatement Effective Date Letter.
(d)
With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator not later than 2:00 p.m. New York City time, (i) in the case of Advances requested in Reference Rate, two (2) Business Days prior to the Business Day specified as the date on which such Advance shall be made or (ii) in the case of Advances requested in Base Rate, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made. Upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related Purchase(s) (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.
(e)
(i) If the Company receives written notice or becomes actually aware (which, if received or, if they become aware after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received or have become aware (as the case may be) on the next succeeding Business Day) that an Unfunded Exposure Shortfall will occur on any Business Day (a "Shortfall Determination Date"), the Company may (and with respect to any Unfunded Exposure Shortfall not funded pursuant to clause (e)(ii) below, shall to the extent set forth in clause (e)(iii) below) deposit cash and/or Cash Equivalents from other sources into the Unfunded Exposure Account or the applicable Permitted Non-USD Currency Unfunded Exposure Account to satisfy all or a portion of such Unfunded Exposure Shortfall as of such Shortfall Determination Date no later than the Business Day following the earlier of (x) receipt of such notice and (y) the Company becoming actually aware of such Unfunded Exposure Shortfall (the "Shortfall Cutoff Date"); provided that, prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, a Shortfall Determination Date shall only occur when the Unfunded Exposure Amount is greater than 5% of the Collateral Principal Amount and only with respect to such Unfunded Exposure Amount that is above such 5% threshold or when an any Unfunded Exposure Amount with respect to a Portfolio Investment that has become an Ineligible Investment but not yet been sold in accordance with Section 1.04 has not been deposited into the Unfunded Exposure Account or the applicable Permitted Non-USD Currency Unfunded Exposure Accounts.
(ii)
To the extent the Company does not deposit cash and/or Cash Equivalents into the Unfunded Exposure Account or the applicable Permitted Non-USD Currency Unfunded Exposure Account in amount equal to the Unfunded Exposure Shortfall as of the Shortfall Determination Date by the Shortfall Cutoff Date, the Company shall be deemed on such Shortfall Cutoff Date to have requested an Advance in USD on the immediately succeeding Business Day, and the Lenders shall, subject to the satisfaction of Section 1.03(3) through (4)(y) on the date of such request and the date of such Advance, make a corresponding Advance on such immediately succeeding Business Day (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in amount equal to (x) if prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, the remaining Unfunded Exposure Shortfall in excess of 5% of the Collateral Principal Amount as of such Shortfall Determination Date and any Unfunded Exposure Amounts with respect to Ineligible Investments, and (y) if two (2) Business Days prior to the end of the Reinvestment Period, the Unfunded Exposure Shortfall (in each case, after giving effect to any deposits of cash and/or Cash Equivalents in accordance with clause (e)(i) above, if any). The proceeds of any such Advance shall be deposited into the Unfunded Exposure Account or the applicable Permitted Non-USD Currency Unfunded Exposure Account, as applicable.
(iii)
After giving effect to such Advances and other deposits, the Company shall cause that the amounts (including cash and Cash Equivalents) in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts shall equal at least (x) if prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, any Unfunded Exposure Amounts in excess of 5% of the Collateral Principal Amount and any Unfunded Exposure Amounts with respect to Ineligible Investments and (y) at all times thereafter, the Unfunded Exposure Amount, in each case, in the relevant Currency.
(f)
Without limitation to clause (e) above, the Company shall not acquire any unfunded commitment under any Revolving Loan or Delayed Funding Term Loan unless, on a pro forma basis after giving effect to such Purchase, the Borrowing Base Test and item 9 of the Concentration Limitations will each be satisfied.

(g)
If any Lender becomes a Defaulting Lender, all or any part of any Advance not made by such Defaulting Lender shall be reallocated among the non-Defaulting Lenders who notify the Administrative Agent in writing (including via email) by 2:00 p.m. New York City time, on the date such Lender became a Defaulting Lender, that they will accept such reallocation, on a pro rata basis (determined without regard to the outstanding Advances and Financing Commitments of the Defaulting Lender and any non-Defaulting Lender not providing such notice), but only to the extent that such reallocation does not, as to any non-Defaulting Lender who provides such notice, cause such non-Defaulting Lender's outstanding Advances and unfunded commitments hereunder to exceed its Financing Commitment.

SECTION 2.04. Other Conditions to Advances. Notwithstanding anything to the contrary herein, the obligations of the Lenders to make an Advance shall not become effective until the date (the "Amended and Restated Effective Date") on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)
Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)
Additional Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Amendment and Restatement Effective Date Letter has been executed and are in full force and effect.
(c)
Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Portfolio Manager, the Parent and the Seller, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.
(d)
Corporate Documents. The Administrative Agent (or its counsel) shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Parent, the Seller and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Parent, the Seller and the Portfolio Manager and any other legal matters relating to the Company, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and (ii) a certificate of officers of the Company that the conditions set forth in Section 2.05(b) and (c) of this Agreement are satisfied as of the Amended and Restated Effective Date.
(e)
Payment of Fees, Etc. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Amended and Restated Effective Date, including the fee payable pursuant to Section 4.03(e) and the payment of all amounts payable by the Company pursuant to the Amendment and Restatement Effective Date Letter.
(f)
PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and Anti-Money Laundering Laws and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five days prior to the Amended and Restated Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Amended and Restated Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.
(g)
Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder.
(h)
Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized and (ii) such other searches reasonably requested by the Administrative Agent and that the Administrative Agent deems necessary or appropriate.
(i)
Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Commitment Increase Option.

The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment to up to U.S.$2,000,000,000 (in the aggregate), subject to satisfaction of the following conditions precedent:

(a)
the Administrative Agent (in its sole discretion) approves in writing (which may be by email) such Commitment Increase Request;
(b)
no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;
(c)
the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;
(d)
all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;
(e)
the Company shall have paid to the applicable Lenders on the Commitment Increase Date an upfront fee in an aggregate amount specified in Section 4.03(e) (and, with respect to each Lender that is party to a Lender Fee Letter, in the amount specified in such Lender Fee Letter);
(f)
any Commitment Increase Request shall be in an amount not less than U.S.$50,000,000; and
(g)
receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Original Effective Date.

Each increase to the Financing Commitment of the Lenders on a Commitment Increase Date shall be allocated to JPMCB and any Affiliate thereof that is a Lender in the amount(s) designated by such Lenders to the Administrative Agent. Any portion of such increase remaining after allocation in accordance with the immediately preceding sentence (and after allocation of such increase to any additional lender providing all or a portion of such increase) shall be allocated to the Lenders that have notified the Administrative Agent that they wish to participate in such increase on a pro rata basis (determined without giving effect to the Financing Commitments of JPMCB and its Affiliates).

SECTION 2.06. Replacement of Lenders.

If any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.03) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)
the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;
(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)
such assignment does not conflict with applicable law;
(d)
such assignee shall not be an Affiliate of the Company, the Portfolio Manager or the assigning Defaulted Lender; and
(e)
the Company shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by the Company or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a)
Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance by 12:00 noon, New York City time, on the proposed date thereof by wire transfer in the applicable Currency of immediately available funds to the Collateral Agent for deposit to the Principal Collection Account, or, if such Advances are denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. During the Reinvestment Period, the Company may prepay and reborrow any or all of the Revolving Amount. After the Reinvestment Period, once drawn, Advances may not be reborrowed.

(b)
Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to and including the date on which such Advance is repaid) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus the Applicable Margin for such Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus the Adjusted Applicable Margin. For purposes of the foregoing, the Reference Rate for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Reference Rate as determined on each day during such Calculation Period in respect of Advances denominated in GBP.
(c)
Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal, Currency, and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the "Register") in which it shall record from time to time (1) the names, addresses and Commitment amounts of the Lenders, (2) the amount and Currency of each Advance made hereunder, (3) the amount and Currency of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (4) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the event of a conflict between the accounts maintained by the Lenders and the entries in the Register, the entries in the Register shall govern.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

(d)
Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.
(e)
Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances in a specific Currency hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances in such Currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances in such Currency are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then, (I) any outstanding Advances in such Currency of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations with respect to Advances in such Currency under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law or (II) if requested by the Portfolio Manager or the Company, any outstanding Advances in such Currency shall be converted to an Advance denominated in USD on the date specified by the Administrative Agent at the Spot Rate and shall become denominated and payable in USD and thereafter shall bear interest at the rates applicable to Advances denominated in USD and the Company shall pay all amounts owing in connection therewith, including all interest accrued on the Advances being converted through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances in such Currency to bear interest by reference to the Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the Applicable Margin for such Advances set forth on the Transaction Schedule.
(f)
Increased Costs.
(i)
If any Change in Law shall:
(A)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(B)
impose on any Lender, the London interbank market or the SOFR market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or
(C)
subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)
If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.
(iii)
A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.
(iv)
Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(v)
Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.
(vi)
If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f), (B) [reserved] or (C) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign) or (ii) paydown/terminate such Lender on a non-pro rata basis if the Borrowing Base Test is satisfied, provided that, (w) such assignment or delegation does not conflict with Applicable Law, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment, (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply and (z) where the applicable Lender has requested compensation under clause (e) above, such assignment will result in a reduction in such compensation or payments thereafter. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.
(g)
No Set-off or Counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim.
(h)
Interest Rate Unascertainable, Inadequate or Unfair. (i) Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 3.01(h), in the event that (A) the Administrative Agent determines (in its commercially reasonable credit judgment) that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Reference Rate or Term SOFR Reference Rate then being determined is to be fixed (including because the Reuters Screen is not available or published on a current basis) or (B) the Required Lenders notify the Administrative Agent that the Reference Rate or Term SOFR Reference Rate for such Calculation Period will not adequately and fairly reflect the cost to the Lenders (or Lender) of making or maintaining their Advances (or its Advance) for such Calculation Period (determined in their commercially reasonable credit judgment), the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon the obligations of the Lenders to make any Advance that accrues interest based on the Reference Rate or Term SOFR Reference Rate shall be suspended until the Administrative Agent shall notify the Company that the Required Lenders have determined (in their commercially reasonable credit judgment) that the circumstances causing such suspension no longer exist. Furthermore, if any Advance is outstanding on the date of the Company's receipt of the notice from the Administrative Agent referred to in this Section 3.01(h), then on the last day of the Calculation Period (or the next succeeding Business Day if such day is not a Business Day), such Advance shall accrue interest at the Base Rate plus the Applicable Margin as of such day.
(ii)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(iii)
Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Company, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iv)
The Administrative Agent will promptly notify the Company, the Lenders and the Collateral Administrator of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (vi) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(v)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of "Calculation Period" for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to subclause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Calculation Period" for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(vi)
Upon the Company's receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for an Advance into a request for a Base Rate Advance or conversion of an outstanding Advance to a Base Rate Advance.
(i)
Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent the Loans are not held pro rata by the Lenders, purchase at par that portion of Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Financing Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

SECTION 3.02. [Reserved].

SECTION 3.03. Taxes.

(a)
Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances and the Administrative Agency Fee shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding in respect of Indemnified Taxes been made.
(b)
Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Indemnification by the Company. The Company shall indemnify each Lender and Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including

Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or Agent or required to be withheld or deducted from a payment to such Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)
Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed copy of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such

Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(ii)
an executed copy of IRS Form W-8ECI (or any applicable successor form);
(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10 percent shareholder" of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form); or
(iv)
to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
Each Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E)
The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. The Administrative Agent represents to the Company that it is a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1 and a "U.S. financial institution" within the meaning of Treasury Regulations Section 1.1471-3 and that it will comply with its obligations to withhold under Section 1441 and FATCA.
(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Survival. Each party's obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Interest Collection Account; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account or the applicable Permitted non-USD Currency Interest Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account all Interest Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Portfolio Manager (or, following the occurrence and continuance of an Event of Default or if a Market Value Event has occurred, the Administrative Agent).

Interest Proceeds deposited into the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account shall be retained in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account and held in cash and/or (other than in the case of any Permitted Non-USD Interest Collection Account) invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in the applicable Currency selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent).

Interest Proceeds on deposit in the Interest Collection Account and the Permitted Non-USD Currency Interest Collection Accounts shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account all Principal Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Portfolio Manager (or, following the occurrence and continuance of an Event of Default or if a Market Value Event has occurred, the Administrative Agent).

All Principal Proceeds deposited into the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account shall be retained in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account and held in cash and/or (other than in the case of the Permitted Non-USD Principal Collection Account in respect of Euros) invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) in Cash Equivalents selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Cash Equivalents shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Principal Collection Account or an applicable Permitted Non-USD Currency Principal Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement or (iii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03. Principal and Interest Payments; Prepayments; Fees.

(a)
The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Payment Date in accordance with the Priority of Payments.
(b)
Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Payment Date and on the Maturity Date in accordance with the Priority of Payments;

provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the twelfth (12th) Business Day after the last day of each Calculation Period.
(c)
(i)
Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) subject to the payment of the premium described in clause (ii) below, in connection with a Market Value Cure or (C) subject to the payment of the premium described in clause (ii) below, at any other time; provided that the Company may not prepay any outstanding Advances in excess of the Revolving Amount pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000 (or, if less, the remaining outstanding principal amount of an Advance). Prepayments shall be accompanied by accrued and unpaid interest; provided that, if a prepayment does not occur on an Interest Payment Date, the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Collection Accounts to pay outstanding administrative expenses which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof on the next Interest Payment Date after giving effect to such prepayment.
(ii)
Each prepayment or Financing Commitment reduction pursuant to Section 4.03(c)(i)(B) that is made during the Reinvestment Period, whether in full or in part, shall be accompanied by a premium equal to 1.00% of the principal amount of such prepayment or Financing Commitment reduction and, in each case at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, any costs incurred by it in respect of the breakage of its funding at the Reference Rate for the related Calculation Period; provided that (x) no such premium payable pursuant to clause (A) above shall be payable with respect to any prepayment (or portion thereof) that does not exceed the Revolving Amount and (y) if a prepayment is made with the proceeds received from a Portfolio Investment Refinancing Event, the premium payable pursuant to clause Section 4.03(c)(i)(C) shall only be applicable to the amount of such prepayment that is in excess of the Advance Rate multiplied by the principal amount of the Portfolio Investments that were subject to such Portfolio Investment Refinancing Event.
(d)
The Company agrees to pay to the Administrative Agent, for the account of each Lender that is not a Defaulting Lender, a commitment fee in accordance with the Priority of Payments which shall be payable in USD and accrue at 0.55% per annum (except as otherwise expressly set forth in the Effective Date Letter or, with respect to each Lender that is party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter) on the average daily unused amount of the Financing Commitment of such Lender during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)
The Company agrees to pay in USD, the Administrative Agent for the account of each Lender (i) on the date of this Agreement, an upfront fee as specified in the Amendment and Restatement Effective Date Letter and (ii) on each Commitment Increase Date, a fee as specified in the Effective Date Letter. The Company agrees to pay the Administrative Agent on the Fourth Amendment Effective Date the

Financing Commitment Structuring Fee (as defined in the Administrative Agency Fee Letter) in an aggregate amount set forth in the Administrative Agency Fee Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.
(f)
In the event that there is a positive difference between the Minimum Funding Amount and the aggregate outstanding principal amount of the Advances on any day, the Company agrees to pay to the Administrative Agent, for the account of each Lender, the Reference Rate for the applicable Calculation Period plus the Applicable Margin for Advances minus the per annum rate payable in respect of commitment fees pursuant to Section 4.03(d) on the amount of such difference, in accordance with the Minimum Funding Amount schedule. Accrued fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(g)
Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). Prepayments shall be accompanied by accrued and unpaid interest; provided that, if a prepayment does not occur on an Interest Payment Date, either (i) such prepayment shall be subject to the payment of administrative expenses due and payable on the next succeeding Interest Payment Date which are payable prior to the repayment of Advances pursuant to Section 4.05 or (ii) the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Collection Accounts to pay outstanding administrative expenses which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof on the next Interest Payment Date after giving effect to such prepayment..
(h)
The Company agrees to pay to the Administrative Agent the Administrative Agency Fee (as defined in the Administrative Agency Fee Letter) in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter. The Administrative Agency Fee shall be payable in accordance with, and subject to, the Priority of Payments.

SECTION 4.04. MV Cure Account.

(a)
The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in Cash Equivalents at the written direction of the Administrative Agent (as directed by the Required Lenders). All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.
(b)
Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default, following the occurrence of a Market Value Event or during a MV Cure Extension Period, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day designated by the Administrative Agent (with one (1) Agent Business Days' notice to the Collateral Agent and the Collateral Administrator; provided that any such notice received after 10:00 a.m. New York City time on any Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) after the occurrence of a Market Value Event and (z) each

Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (provided, that any payments may be deferred on any such date in which the aggregate amount of proceeds available for distribution is less than $10,000) (each date set forth in clauses (y) and (z) above, an "Additional Payment Date"), the Collateral Agent shall distribute all amounts in the Collection Accounts and the Permitted Non-USD Currency Collection Accounts as of the end of the related Calculation Period (or, in the case of an Additional Payment Date, one (1) Agent Business Day immediately preceding such Additional Payment Date) in the following order of priority (the "Priority of Payments"):

(a)
to pay Taxes of the Company, if any and any filing, registration and annual return fees payable by the Company up to a maximum amount under this clause (a) of U.S.$15,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter);
(b)
to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Loan Documents (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this clause (i) of the sum of (x) 0.015% multiplied by the sum of the aggregate principal amount of the Collateral as of the end of the related Calculation Period (prorated for the related Calculation Period on the basis of a 360 day year and the actual number of days elapsed for the related Calculation Period), (y) U.S.$50,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter) and (z) the sum of any excess amounts described in clause (x) and (y) unused for such payments on Interest Payment Dates or Additional Payment Dates occurring during the prior three calendar quarters (or, if a lesser amount of time, since the Closing Date) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than Administrative Agency Fees and the commitment fee and unfunded fees payable to the Lenders, but including Lender indemnities) due hereunder, up to a maximum amount under this clause (ii) of U.S.$50,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter);
(c)
to pay interest due in respect of the Advances, any accrued and unpaid Administrative Agency Fees and any increased costs and commitment fees and unfunded fees payable to the Lenders (pro rata based on amounts due);
(d)
to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Payment Date) or an Interest Payment Date during a Maturity Date Extension Period, principal of the Advances until the Advances are paid in full;
(e)
prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account and each applicable Permitted Non-USD Currency Unfunded Exposure Account up to the Unfunded Exposure Amounts in respect of each Currency;
(f)
to pay all amounts set forth in clause (b) above not paid due to the limitation set forth therein and in the same order of priority;
(g)
to make any Permitted Distributions or Permitted RIC Distributions (using Interest Proceeds) directed pursuant to this Agreement; and
(h)
(i) on any Interest Payment Date, to deposit any remaining amounts in the Principal Collection Account as Principal Proceeds and (ii) on the Maturity Date and any Additional Payment Date, any remaining amounts to the Company.

SECTION 4.06. Payments Generally.

(a)
All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager and the Administrative Agent. At least five (5) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on the Advances in the relevant Currency on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in USD other than payments of interest and principal made in respect of the Advances that shall be made in the applicable Currency of such Advance. All interest hereunder calculated using the Reference Rate (other than Term CORRA) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed since the last Interest Payment Date (including the date of the last Interest Payment Date but excluding the upcoming Interest Payment Date). All interest hereunder calculated using Term CORRA shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed since the last Interest Payment Date (including the date of the last Interest Payment Date but excluding the upcoming Interest Payment Date).
(b)
Currency Shortfall. If after receipt of an invoice from the Administrative Agent pursuant to Section 4.06(a) and at least seven (7) Business Days (or in the case of any Additional Payment Date, two (2) Business Days) prior to any Interest Payment Date, each Additional Payment Date and the Maturity Date, the Company does not have a sufficient amount of funds in a Currency on deposit in the applicable Permitted Non-USD Currency Collection Account that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Currency required for such payment (a "Currency Shortfall"), then, so long as no Event of Default shall have occurred and be continuing or a Market Value Event has occurred, the Company shall convert (or shall direct the Collateral Agent to convert), in each case with the consent of the Administrative Agent, amounts held in the applicable Permitted Non-USD Currency Collection Account in other Currencies into each Currency for which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such conversion shall occur on such date (or as soon as reasonably practical thereafter but in no event later than one (1) Business Day prior to such Interest Payment Date, Additional Payment Date and the Maturity Date) and shall be made at the relevant Spot Rate for such Currency on such date. If for any reason the Company shall have failed to effect any such currency conversion by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency conversions on behalf of the Company.
(c)
Currency Conversions. At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Collateral Agent to convert (at the Spot Rate) amounts held in the applicable Permitted Non-USD Currency Account in other Currencies into any Currency in their sole discretion for application hereunder.
(d)
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any payment of principal, interest, fees or other amounts payable for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under any other Loan Document; second, as the Company may request (so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement and that has not otherwise been funded, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the

Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders or any Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Agent against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 2.04 were satisfied or waived, such payment shall be applied solely to pay the Advances of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Financing Commitments without giving effect to Section 2.03(g). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a)
After the Non-Call Period (or any other date if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent), the Company shall be entitled at its option, subject to the payment of the premium described in Section 4.03(c)(ii), and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all accrued and unpaid Administrative Agency Fees, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. In addition, the Financing Commitments shall be reduced by the amount of any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Revolving Amount.
(b)
The Financing Commitments shall be automatically reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" in an amount equal to the amount of such prepayment.
(c)
The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.
(d)
All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.
(e)
The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01. Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and no exercise of remedies has occurred with respect thereto and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company herein and in each other Loan Document. The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

The Portfolio Manager shall not (and shall not cause the Company to) take any action that it Knows or reasonably should Know would (1) violate the constituent documents of the Company, (2) violate any law, rule or regulation applicable to the Company, (3) require registration of the Company as an "investment company" under the Investment Company Act of 1940, or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager's duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

SECTION 5.02. Portfolio Manager Representations as to Eligibility Criteria; Etc.. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date or Substitution Date, as applicable, for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the Knowledge of the Portfolio Manager.

SECTION 5.03. Indemnification. The Portfolio Manager shall indemnify and hold harmless the Company, the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, "Liabilities"), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Portfolio Manager of any of its obligations hereunder and (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (v) and (aa), the Portfolio Manager) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth below):

(a)
it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;
(b)
the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)
the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case as would reasonably be expected to have a Material Adverse Effect;
(d)
it is not subject to any Adverse Proceeding;
(e)
it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;
(f)
it is not required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;
(g)
it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;
(h)
it has no Indebtedness other than (i) Indebtedness incurred or permitted to be incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;
(i)
(x) it does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; and (y) neither it nor any ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan;

(j)
as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;
(k)
it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;
(l)
it has complied in all material respects with all Applicable Laws, judgments, agreements with Governmental Authorities, decrees and orders with respect to its business and properties and the Portfolio party except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;
(m)
it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Cash Equivalents (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;
(n)
(x) it has disclosed to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which the Company is subject, and all other matters actually Known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party or information relating to a third party, to the Company's Knowledge (or, in the case of information relating to a third party that is an underlying obligor in respect of any Portfolio Investment, to the best of the Company's or Portfolio Manager's Knowledge), contains), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Original Effective Date, to the best Knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Original Effective Date to any Lender in connection with this Agreement is true and correct in all respects;
(o)
all of the conditions specified in Section 1.03 have been satisfied or waived;
(p)
the Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns; except in each case, (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(q)
the Company is treated as a disregarded entity for U.S. federal income tax purposes as of the Original Effective Date;
(r)
the Company is and will be wholly owned by the Parent, which is a U.S. Person;
(s)
prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;
(t)
neither it nor any of its Affiliates, nor any Person acting on behalf of the foregoing, is (i) the subject or target of Sanctions or Japanese Sanctions; (ii) a Person that resides or has a place of business in a Sanctioned Country; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns;
(u)
the Company is the subject of policies and procedures reasonably designed to ensure compliance by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Company and its officers and directors and, to the best of its Knowledge, its employees, members and agents are in compliance in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) the Company, any of its directors, members, officers, managers or employees or (ii) to the Knowledge of the Company, any agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, to the extent such activity is prohibited by law;
(v)
the Loan Documents represent all of the material agreements between the Portfolio Manager, the Parent and the Seller, on the one hand, and the Company, on the other. The Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" pursuant hereto, as necessary or advisable in connection with the Sale Agreement or which has been terminated;
(w)
the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with it entering into and performing under this Agreement;
(x)
there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except any such judgments for Taxes or claims with respect to Taxes (x) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) that could not reasonably be expected to result in a Material Adverse Effect;
(y)
the Collateral Agent, for the benefit of the Secured Parties, has acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;
(z)
the Parent is not required to register as an investment company under the Investment Company Act of 1940, as amended;
(aa)
[reserved];
(bb)
no ERISA Event has occurred; and
(cc)
all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or X of the Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02. Covenants of the Company and the Portfolio Manager. The Company (and, with respect to clauses (e), (g), (k), (r), (gg), (hh) and (ii), the Portfolio Manager):

(a)
shall at all times: (i) not engage in any business or activity other than the activities permitted pursuant to its constituent documents; (ii) not acquire or own any material assets other than (A) the Collateral and other assets as permitted hereunder, the Sale Agreement and the other Loan Documents and (B) incidental property as may be necessary for the operation of the Company; (iii) maintain its accounts, financial statements, books, accounting and other records, and other Company documents (other than tax returns and documents related thereto) separate from those of any other Person (without limiting the foregoing, it is acknowledged that for accounting purposes, the Company may be consolidated as required by GAAP and included in such Person's consolidated financial statements); (iv) not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Loan Documents; (v) conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person (except as may be required for U.S. federal income and applicable state and local tax purposes); (vi) pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; (vii) observe all (A) Delaware limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence, and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its limited liability company agreement in a manner that would adversely affect the existence of the Company as a bankruptcy-remote special purpose entity without the prior written consent of the Administrative Agent; (viii) not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any Person or (B) control the decisions or actions respecting the daily business or affairs of any Person except as permitted by or pursuant to the Loan Documents; (ix) except for income tax and consolidated accounting purposes, shall hold itself out to the public as a legal entity separate and distinct from any Person; (x) except as may be required by the Code, any regulations thereunder and any applicable state and local tax law, not identify itself as a division of any Affiliate or any other Person; (xi) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (xii) not use its separate existence to perpetrate a fraud in violation of applicable law; (xiii) not, in connection with the Loan Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of applicable law; (xiv) except as permitted hereunder and under the other Loan Documents, maintain an arm's length relationship with its Affiliates and the Portfolio Manager; (xv) make no transfer of all or substantially all of its assets except as permitted by or pursuant to the Loan Documents; (xvi) file its own tax returns separate from those of any Person or entity, except to the extent that the Company is not required to file tax returns under applicable law or is not permitted to file its own tax returns separate from those of any other Person; (xvii) use separate stationary, invoices and checks; (xviii) correct any known misunderstanding regarding its separate identity; (xix) intend to maintain adequate capital in light of its contemplated business operations; (xx) be organized as a single-purpose entity with organizational documents substantially similar to those in effect on the Original Effective Date, together with any amendments or modifications thereto as permitted hereunder; (xxi) conduct its business so that any assumptions made with respect to the Company in any "substantive non-consolidation" opinion letter delivered in connection with the Loan Documents will continue to be true and correct in all material respects; (xxii) have at least one independent manager, except while a vacancy is being filled as required by the Company's constituent documents; (xxiii) not breach any of its obligations set forth in Section 1.08 of its Amended and Restated Limited Liability Company Agreement; (xxiv) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xxv) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company and (xxvi) maintain at least one special member, who, upon the occurrence of an event that causes the sole member of the Company to cease to be a member of the Company, shall immediately become the member of the Company in accordance with its organizational documents;

(b)
shall not, except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms not materially less favorable to the Company (taken as a whole) than would be obtained from unaffiliated parties in an arm's-length transaction;
(c)
shall take all actions consistent with and shall not take any action contrary to the "Facts and Assumptions" sections in the opinions of Dechert LLP, dated the Closing Date, relating to certain true sale and non-consolidation matters;
(d)
shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred or permitted to be incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents, (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan and (iv) Indebtedness incurred under any hedge agreement permitted by Section 6.02(h);
(e)
shall maintain policies and procedures reasonably designed for the Company and its directors, managers, officers and agents to comply with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions;
(f)
shall not amend (1) any of its constituent documents or (2) the Sale Agreement in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;
(g)
shall not (i) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (iii) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens; and in any event shall use commercially reasonable efforts to defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties (other than Permitted Liens);
(h)
shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;
(i)
shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least three (3) days prior (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);
(j)
shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii)

qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;
(k)
shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(l)
shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;
(m)
except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;
(n)
shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute "plan assets" within the meaning of the Plan Asset Rules, and (ii) neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan;
(o)
[reserved];
(p)
(i)
shall promptly furnish to the Administrative Agent, and the Administrative Agent shall thereafter furnish to the Lenders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (A) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent's annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (B) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent's quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (C) if on the last day of any calendar month the Unfunded Exposure Shortfall exceeds the Available Capacity, on the 10th Business Day of the immediately following month, a copy of the then-current cash accounts balance of the Parent and its consolidated Subsidiaries (whether audited or unaudited) and a written certificate from an officer of the Parent including (x) a calculation of the Available Liquidity and (y) a copy of the documents and materials referred to in the definition of the term "Available Liquidity" and any other documents or other materials used in the calculation thereof and (D) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request; and
(ii)
shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any quarterly or annual financial statements are due pursuant to Section 6.02(p)(i)(A) or 6.02(p)(i)(B), a compliance certificate, certified by a Responsible Officer of the Company to be true and correct, (i) stating whether any Default or Event of Default exists; (ii) stating that Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating that the representations and warranties of Company contained in Article VI are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;
(q)
shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;
(r)
shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company's expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent in writing (including via email) to each of the officers of the Company or the Portfolio Manager requested to be on such telephone conference at least five (5) Business Days prior to the requested date of such telephone conference, quarterly telephone conferences with representatives of the Company with respect to review of the Portfolio Investments at times mutually agreed between the Company and the Administrative Agent; provided that such telephone conferences (x) shall only be required to occur during normal business hours and (y) shall not interfere in any material respect with the Company's or the Portfolio Manager's business and operations). The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company's or the Portfolio Manager's business and operations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days' prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day's prior notice will be required before any inspection. Notwithstanding anything to the contrary in this clause (r), neither the Company nor the Portfolio Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (including on any quarterly telephone conference) that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law (or any binding confidentiality agreement) or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, (x) in the event the Portfolio Manager or the Company withholds information from the Administrative Agent or the Lenders in reliance on this sentence, the Company shall provide (to the extent possible without violation of such Applicable Law, any binding confidentiality agreement, attorney-client or attorney work product privilege) notice to the Administrative Agent or such applicable Lender that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the Applicable Law or binding confidentiality agreement or risk waiver of such attorney-client or attorney work product privilege and (y) no such information withheld pursuant to a binding confidentiality agreement shall be withheld if such information would be customary and necessary (in the reasonable determination of the Administrative Agent) in order for the Administrative Agent to effectuate a sale of Portfolio Investments pursuant to Section 1.04 or an assignment of the Financing Commitments pursuant to Section 10.06;
(s)
shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X;
(t)
shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted RIC Distributions subject to the other requirements of this Agreement;
(u)
shall not make or hold any Investments, except the Portfolio Investments or Investments (A) constituting Cash Equivalents (measured at the time of acquisition), (B) that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;
(v)
shall not request any Advance, and the Company shall not directly, or to the Knowledge of the Company, indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly, or to the Knowledge of the Company, indirectly, use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in a violation of any Anti-Corruption Laws, (B) to otherwise engage in or facilitate any violation of any Anti-Corruption Law or Anti-Money Laundering Laws, (C) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions, or (D) in any manner that would result in a violation of any Sanctions applicable to any party hereto;
(w)
other than (i) with the consent of the Administrative Agent, (ii) pursuant to the Sale Agreement, (iii) as a permitted Substitution under Section 1.08 or (iv) in a required sale directed by the Administrative Agent under Section 1.04, following the occurrence of a Market Value Event, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than with the consent of the Administrative Agent or sales to Affiliates conducted on terms and conditions consistent with those of an arm's length transaction and at fair market value); provided that all sales under clauses (i)-(iv) of this subsection shall be subject to the limitation on transfers set forth under Section 1.08;
(x)
shall (i) if the Company or the Portfolio Manager receives materials or information indicating that an event of default (however defined in the applicable Underlying Instruments) or an event that, with notice or lapse of time or both, will become an event of default has occurred with respect to any Portfolio Investment, immediately upon receipt thereof by the Company or the Portfolio Manager notify the Administrative Agent thereof via e-mail or by telephone, or (ii) with respect to all other matters, post on a password protected website maintained by the Portfolio Manager to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each obligor in respect of a Portfolio Investment, within five (5) Business Days of the receipt thereof by the Company or the Portfolio Manager, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, any management discussion and analysis provided by such obligor and any financial reporting packages with respect to such obligor and with respect to each Portfolio Investment for such obligor (including audited and unaudited financial statements, any attached or included information, statements and calculations).

The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Portfolio Manager) and, if requested by the Administrative Agent, also shall participate in quarterly portfolio review calls with the Administrative Agent;
(y)
shall not elect to be classified as other than a disregarded entity for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a partnership, corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder));
(z)
shall only have an owner that is treated as a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes;
(aa)
shall from time to time if reasonably requested by the Administrative Agent, the Collateral Agent or any other Secured Party execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing 'all assets of the debtor' (or substantially similar language) in the collateral description of such financing statement;
(bb)
shall use all commercially reasonable efforts to elevate all Initial Participation Interests granted under the Sale Agreement to assignments within 45 calendar days following the Original Effective Date;
(cc)
shall not hire any employees;
(dd)
shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;
(ee)
except as otherwise expressly permitted herein, shall not cancel or terminate any of the Underlying Instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity) without payment in full of the portion so cancelled or terminated of such Portfolio Investment, or consent to or accept any cancellation or termination, other than by the terms of such Portfolio Investment, of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;
(ff)
shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;
(gg)
(x) shall not act on behalf of a Sanctioned Person or a Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions and (y) does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;
(hh)
shall give notice to the Administrative Agent (and with copies forwarded to the Lenders by the Administrative Agent following receipt) promptly in writing upon the occurrence of any of the following:
(1)
any Adverse Proceeding;
(2)
any (x) Default or (y) Event of Default;
(3)
the Company or the Portfolio Manager obtaining actual Knowledge of any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral; and
(4)
the Company or the Portfolio Manager obtaining actual Knowledge of any Portfolio Investment becoming a Defaulted Obligation;

provided that, if there shall be a Default or Event of Default solely as a result of a Default or Event of Default under this clause (hh), such Default or Event of Default, as applicable, shall be cured immediately upon the giving of such applicable notice;

(ii)
with respect to the Portfolio Manager only, shall at all times maintain (or, if the Portfolio Manager is not the Parent on any applicable date of determination, ensure that the Parent maintains) Available Liquidity in an amount at least equal to the Unfunded Exposure Shortfall; and
(jj)
shall not enter into a Purchase Commitment for a Specified Investment, unless as of such date less than 25% of the Collateral Principal Amount consists of Specified Investments.

SECTION 6.03. Amendments of Portfolio Investments, Etc.. If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related Underlying Instrument or rights thereunder (each, an "Amendment") with respect to any Portfolio Investment or any related Underlying Instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days') notice thereof to the Administrative Agent; provided that the Company or the Portfolio Manager, as applicable, shall not be required to give notice of an Amendment (other than an Amendment relating to a Specified Matter) to the Administrative Agent unless an Event of Default has occurred and is continuing or a Market Value Event has occurred. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company's receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events ("Events of Default") shall occur:

(a)
the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, such failure continues for a period of two (2) Business Days following the earlier of (x) the Company becoming aware of such failure or (y) receipt of written notice by the Company of such failure unless its failure to pay is caused by an administrative or technical error, in which case such period shall be extended by one (1) additional Business Day;
(b)
any representation or warranty made or deemed made by or on behalf of the Company, the Portfolio Manager, the Seller or the Parent (collectively, the "Credit Risk Parties") herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its Purchase shall not constitute a failure) and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;
(c)
(A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (d), (f), (h), (i), (l), (m), (t), (v), (w), (cc) or (hh)(2)(y) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days (or, in the case of a failure under Section 6.02(hh) (other than Section 6.02(hh)(2)(y)) or 6.02(ii), seven (7) days) following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;
(d)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(e)
any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(f)
any Credit Risk Party shall become not Solvent;

(g)
the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;
(h)
any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;
(i)
an ERISA Event occurs;
(j)
a Change of Control occurs;
(k)
the Company or the pool of Collateral shall become required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;
(l)
the Portfolio Manager, other than, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), in connection with an assignment to an Affiliate, (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement;
(m)
the Net Advances are greater than the product of (1) the Net Asset Value multiplied by (2) 70%; or
(n)
(i) failure of the Company to fund the Unfunded Exposure Account and/or any applicable Permitted Non-USD Currency Unfunded Exposure Account when required in accordance with Section 2.03(e) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(e) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that if the failure of the Company to undertake any action set forth in this clause (n) is not remedied (x) if not during a MV Cure Extension Period, within two (2) Business Days or (y), if during a MV Cure Extension Period, within ten (10) Business Days from the date of the event described in clause (A)(i) of the definition of Market Value Event;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a)
Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, each of the Custodial Account, the Principal Collection Account, the Interest Collection Account, the MV Cure Account and the Unfunded Exposure Account (collectively, the "USD Collateral Accounts" and, together with the Permitted Non-USD Currency Accounts, the "Collateral Accounts"). In addition, the Company hereby directs the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement the Permitted Non-USD Currency Accounts for the purposes of holding cash and Portfolio Investments denominated in a Permitted Non-USD Currency pursuant to the terms hereof.

The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent.

(b)
Investment of Funds on Deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts. All amounts on deposit in the Unfunded Exposure Account and (other than the Permitted Non-USD Currency Unfunded Exposure Account in respect of Euros) the Permitted Non-USD Currency Unfunded Exposure Accounts shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account and such Permitted Non-USD Currency Unfunded Exposure Accounts shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. Amounts on deposit in the Permitted Non-USD Currency Unfunded Exposure Account in respect of Euros shall remain uninvested and if no direction is delivered to the Collateral Agent, amounts in the Unfunded Exposure Account and the other Permitted Non-USD Currency Unfunded Exposure Accounts will remain uninvested.
(c)
Unfunded Exposure Account and Permitted Non-USD Currency Unfunded Exposure Accounts.
(i)
Amounts may be deposited into the Unfunded Exposure Account and/or any Permitted Non-USD Currency Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account and each applicable Permitted Non-USD Currency Unfunded Exposure Account as set forth in Section 2.03(e).
(ii)
While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account and/or any Permitted Non-USD Currency Unfunded Exposure Account (i) for the purpose of funding the Company's unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Collection Account and (ii) (x) at any time prior to the date that is two (2) Business Days prior to the end of the Reinvestment Period, so long as no Unfunded Exposure Shortfall exists in excess of 5% of the Collateral Principal Amount or would exist after giving effect to the withdrawal or (y) at any time on or after that date that is two (2) Business Days prior to the end of the Reinvestment Period, so long as no Unfunded Exposure Shortfall exists. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary

shall transfer all amounts in (i) the Unfunded Exposure Account to the Collection Account and (ii) the Permitted

Non-USD Currency Unfunded Exposure Accounts to the applicable Permitted Non-USD Currency Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account or the Permitted Non-USD Currency Unfunded Exposure Accounts in excess of outstanding funding obligations of the Company shall be released to the Collection Account and/or any Permitted Non-USD Currency Unfunded Exposure Account to prepay the outstanding Advances.

SECTION 8.02. Collateral Security; Pledge; Delivery.(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company's obligations to the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders (collectively, the "Secured Parties") under this Agreement (collectively, the "Secured Obligations"), the Company has granted on the Closing Date, and hereby confirms the grant and pledges again to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as "Collateral"), including, without limitation: (1) each Portfolio Investment, (2) all of the Company's interests in the Collateral Accounts and, in each case, all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, any other Loan Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b)
Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent's continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, which shall be limited to one time per calendar year, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Company's counsel or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent's security interest in any of the Collateral.
(c)
Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:
(i)
Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's or its designee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;
(ii)
Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;
(iii)
Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;
(iv)
Endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral;
(v)
Take control of any proceeds of the Collateral;
(vi)
Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or
(vii)
Perform such other acts as may be reasonably required to do to protect the Collateral Agent's rights and interest hereunder.
(d)
Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.
(e)
Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.
(f)
Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company's attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent's discretion (exercised at the written direction of the Administrative Agent), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g)
Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.
(h)
Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Loan or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Loan or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.
(i)
Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

ARTICLE IX

THE AGENTS

SECTION 9.01. Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent and each of the Lenders and the Administrative Agent hereby irrevocably appoints the Collateral Agent (the Administrative Agent and the Collateral Agent, each, an "Agent" and collectively, the "Agents") as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

None of the Agents, Securities Intermediary nor the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) none of the Agents, Securities Intermediary nor the Collateral Administrator shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) none of the Agents, Securities Intermediary nor the Collateral Administrator shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of the Administrative Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, none of the Agents, the Securities Intermediary nor the Collateral Administrator shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. None of the Agents, the Securities Intermediary nor the Collateral Administrator shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of (i) the Company (or the Portfolio Manager on its behalf) in the manner and to the extent expressly provided in this Agreement or other Loan Document or (ii) the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default, Event of Default, Market Value Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent (and following the occurrence of an Event of Default, the Collateral Agent shall not be deemed to have knowledge of the curing or waiver of any such Event of Default until it receives written notice thereof from the Administrative Agent). None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than in the case of the Administrative Agent to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Collateral Agent, the Collateral Administrator, the Securities Intermediary nor the Administrative Agent shall be required to take any action under this Agreement or any other Loan Document if taking such action would require such person to qualify to do business in any jurisdiction where it is not then so qualified.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent, the Collateral Administrator and the Securities Intermediary also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. None of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act. The Collateral Agent may rely upon instructions and information provided by (i) the Administrative Agent as if provided by the Required Lenders directly and (ii) the Portfolio Manager as if provided by the Company directly.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of "Deliver" have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents, sub-custodians or bailees appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any misconduct or negligence on the part of any sub-agent, sub-custodian, bailee or attorney appointed by such Person with due care. Each of the Collateral Administrator, the Securities Intermediary and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the "Related Parties") for such Person. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent, sub-custodian or bailee and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, sub-custodian or bailee and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent (or such other Person), as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days' notice to each Agent, the Lenders, the Portfolio Manager, the Securities Intermediary and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor; provided that, so long as no Event of Default or Market Value Event has occurred, any such appointment of the Collateral Administrator, the Collateral Agent or the Securities Intermediary shall be reasonably acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution; provided that, so long as no Event of Default or Market Value Event has occurred, any such appointment of the Collateral Administrator, Collateral Agent or Securities Intermediary shall be reasonably acceptable to the Company. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (an, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, hereunder and under the Account Control Agreement, and the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, shall be discharged from its duties and obligations hereunder and under the Account Control Agreement. After the retiring Agent's, Collateral Administrator's or Securities Intermediary's resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days' notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio

Manager (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution; provided that, so long as no Event of Default or Market Value Event has occurred, such appointment shall be reasonably acceptable to the Company. If no successor shall have been so appointed and shall have accepted such appointment within sixty (60) days after the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary receives notice of removal, the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable, may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary hereunder and under the Account Control Agreement, and the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary shall be discharged from its duties and obligations hereunder (and, if applicable, under the Account Control Agreement). After the removed Collateral Agent's, the Collateral Administrator's and/or the Securities Intermediary's removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed Collateral Agent, Collateral Administrator and/or Securities Intermediary, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor Agent, Collateral Administrator or Securities Intermediary, any such retiring or removed Agent, Collateral Administrator or Securities Intermediary shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor party all the rights, powers and trusts of the retiring or removed Agent. Collateral Administrator or Securities Intermediary, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed Agent, Collateral Administrator or Securities Intermediary hereunder (and under the Account Control Agreement, if applicable). Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation succeeding to the business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Administrator, the Securities Intermediary or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent, the Collateral Administrator or the Securities Intermediary, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent, the Collateral Administrator or Securities Intermediary was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence or willful misconduct on the part of the Agents, the Collateral Administrator and the Securities Intermediary, the Agents, the Collateral Administrator and the Securities Intermediary, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion, electronic communication or other document furnished to it, reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties except that, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Agents, the Agents shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

None of the Agents, the Collateral Administrator not the Securities Intermediary shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, epidemics, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Company, the Portfolio Manager or Administrative Agent. The Collateral Agent or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent or Collateral Administrator may, from time to time, reasonably request that the parties hereto deliver a certificate (upon which the Collateral Agent or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to Anti-Money Laundering Laws ("Applicable Bank Law"), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral

Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

The rights, protections and immunities given to the Collateral Agent in this Section 9.01 and the second paragraph of Section 9.02(a), the last sentence of Section 9.02(b), Section 9.02(c) and Section 9.02(h) shall likewise be available and applicable in all respects to the Securities Intermediary and the Collateral Administrator regardless of whether such Person is expressly mentioned in such provision.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a)
Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein or any other exercise of rights, remedies or discretionary actions hereunder and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction provides indemnification or otherwise makes provision reasonably satisfactory to the Collateral Agent for payment of same. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent or any action taken or omitted to be taken by it in accordance with such direction hereunder, the Collateral Agent shall not be required to take any such incidental action and shall be fully protected in acting or refraining from acting upon the written direction of the Administrative Agent.

If, in performing any duties under this Agreement, the Collateral Agent or the Collateral Administrator are required to decide between alternative courses of action due to any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth there, the Collateral Agent or the Collateral Administrator shall request written instructions from the Administrative Agent as to the course of action desired by it (including the interpretation and/or methodology to be used) and shall not be liable for any action taken or omitted to be taken prior to receipt of such instruction. If the Collateral Agent or the Collateral Administrator (as applicable) does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent or the Collateral Administrator (as applicable) may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that following the request of written instructions the Collateral Agent or the Collateral Administrator (as applicable) shall not follow a direction of the Company or the Portfolio Manager which contradicts an alternative course of action without prior direction of the Administrative Agent. The Collateral Agent or the Collateral Administrator (as applicable)shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take action inconsistent with such instructions. The Collateral Agent and/or the Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(b)
Custody and Preservation. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.
(c)
Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, fraud, reckless disregard or bad faith of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Cash Equivalents (other than for losses attributable to the Collateral Agent's failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Cash Equivalents prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.
(d)
Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent shall be deemed to have released, and is authorized to execute any documents or instruments necessary to release, any lien encumbering any item of Collateral upon its sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.
(e)
Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney's fees in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments and in the case of the Securities Intermediary, expenses incurred by any sub agent, sub custodian or bailee of the Securities Intermediary.
(f)
Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.
(g)
Reports by the Collateral Administrator. The Company hereby appoints U.S. Bank Trust Company National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent. Without limitation to the foregoing, upon the written request (including via email) of the Administrative Agent, which may be in the form of a standing request, the Collateral Administrator shall provide to the Administrative Agent a copy of the most recent notice memo, distribution report or similar notice or report received by it in respect of any Portfolio Investment(s) identified by the Administrative Agent as soon as reasonably practicable after such request is made by the Administrative Agent (or, if such request is a standing request, as soon as reasonably practicable after such notice or report is received); provided that failure by the Collateral Agent to provide such copies shall not affect any of the rights of the Company or the Portfolio Manager under this Agreement or the eligibility of any Portfolio Investment.

All information reported with respect to (i) an individual Portfolio Investment shall be reported in the related Currency and (ii) calculations, tests or other determinations requiring the aggregation of Portfolio Investments or other Collateral (or groups thereof), shall be reported in USD based upon the Spot Rate. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Portfolio Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it relating thereto, in each case that the Collateral Administrator may reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably require to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall deliver a draft of each such report to the Portfolio Manager and the Portfolio Manager shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.
(h)
Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, fraud, reckless disregard or bad faith of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's or Collateral Administrator's, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Borrowing Base Test or any Market Value, and shall be entitled to conclusively rely upon such amounts as reported by the Portfolio Manager or the Administrative Agent. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Administrative Agent and the Lenders and the calculation of the Reference Rate and any Base Rate.
(i)
None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Reference Rate (or other applicable Benchmark or Base Rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of Reference Rate (or other applicable Benchmark), including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Portfolio Manager hereunder) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

Each of the Collateral Agent, Collateral Administrator and Securities Intermediary shall be entitled to accept and act upon instructions or directions pursuant to this Agreement and other Loan Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, that each party providing such instructions or directions shall provide to the Collateral Agent, Collateral Administrator or Securities Intermediary written notice of persons designated to provide instructions or directions. The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent's, Collateral Administrator's and Securities Intermediary's reliance upon and compliance with such instructions from such designated persons. Each party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, Collateral Administrator and Securities Intermediary, including without limitation the risk of the Collateral Agent, Collateral Administrator and Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)
The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, charges and disbursements of one outside counsel for the Administrative Agent and one outside counsel for the Collateral Agent, the Securities Intermediary and the Collateral Administrator together, and such other local counsel as required for the Agents, the Securities Intermediary and the Collateral Administrator in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator, the Securities Intermediary and such other local counsel required for the Administrative Agent and, collectively, for the Collateral Agent, the Securities Intermediary and the Collateral Administrator together in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.
(b)
The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, each Lender and their Related Parties (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, fraud, reckless disregard or willful misconduct of such Indemnitee or (ii) with respect to the Lenders, relate to the performance of the Portfolio Investments. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)
To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, that, for the avoidance of doubt, the foregoing shall not limit the Company's obligation to reimburse or indemnify an Indemnitee for any such damages which are successfully asserted or claimed against such Indemnitee by a third party and for which such Indemnitee is otherwise entitled to be reimbursed or indemnified hereunder, and any such damages shall be treated as direct damages hereunder.
(d)
If an Event of Default shall have occurred and be continuing, each Lender (other than a Defaulting Lender) and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.05. Amendments. Subject to Section 3.01(h)(ii) (which shall only require the consent of the Administrative Agent and the Company), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Required Lenders, the Company and the Portfolio Manager; provided that the Administrative Agent may waive (including, without limitation, in a writing evidenced by a facsimile transmission or electronic mail) any of (i) the Eligibility Criteria, (ii) the requirements set forth in Schedule 3 or Schedule 4 and (iii) the provisions of this Agreement relating to Delayed Funding Term Loans or the Unfunded Exposure Amount or arising from an Unfunded Exposure Shortfall, in each case, in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that, so long as there are at least two unaffiliated non-Defaulting Lenders, any waiver of an Event of Default described in clause (a), (f) or (g) of Article VII shall require the prior written consent of at least two unaffiliated non-Defaulting Lenders comprising the Required Lenders.

SECTION 10.06. Successors; Assignments.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Subject to the conditions set forth below, any Lender may assign to any other Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and, if such assignee is not an Eligible Assignee, the Company; provided that no consent of the Administrative Agent (in the case of the initial Lender only) or the Company shall be required for an assignment of any Financing Commitment to an Eligible Assignee that is a Lender (or any Affiliate thereof) with a Financing Commitment immediately prior to giving effect to such assignment; provided, further, that, following (i) the occurrence and during the continuance of an Event of Default, a Lender may assign its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), and (ii) the third (3rd) Business Day following the occurrence of a Market Value Event, a Lender may assign its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)), in each instance, without the consent of the Company or (in the case of the initial Lender) the Administrative Agent.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; and (B) the assignor and assignee shall execute and deliver to the Administrative Agent, the Company and the Portfolio Manager a fully-executed assignment and assumption agreement in the form of Exhibit B hereto (an "Assignment and Assumption") together with each applicable Lender Letter Agreement (if any).

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

(c)
Any Lender may sell participations to one or more banks or other entities (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) (a "Lender Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances owing to it) and with the consent of, if such participant is not an Eligible Assignee, the Company; provided that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.
(d)
Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant's interest in the Advances or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender

Participant or any information relating to a Lender Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)
The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e), 3.01(f) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e), 3.01(f) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company's request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc..

(a)
Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.
(b)
Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (collectively, "Proceedings"), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c)
Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

SECTION 10.10. Counterparts. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed in any number of counterparts by facsimile or other written form of communication or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Agent or Collateral Administrator), each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. None of the Collateral Agent, Collateral Administrator nor Securities Intermediary shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(1)
a reduction in full or in part or cancellation of any such liability;
(2)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13. Judgment Currency.

(a)
If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in USD into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction USD could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)
The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than USD, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase USD with the Judgment Currency; if the amount of USD so purchased is less than the sum originally due to the Applicable Creditor in USD, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.14. Confidentiality.

Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information, except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed (and shall agree) to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or necessary (in the reasonable judgement of the disclosing party) for the enforcement of rights hereunder or under any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.14, to (x) any assignee of or Lender Participant in or any prospective assignee of or Lender Participant in, any of its rights or obligations under this Agreement, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.14 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or the Account Control Agreement; provided that in the case of clause (ii), if such disclosure relates solely to the transactions contemplated by the Loan Documents, and clause (iii) above to the extent practicable and permitted by law, the Company shall be informed of such disclosure as soon as reasonably practical in advance thereof and, to the extent legally and practically permitted to be done, will be allowed a reasonable opportunity to object to such disclosure in such proceeding or process (at its own expense), and in any event, the disclosing party shall use commercially reasonable efforts to ensure that any such information so disclosed in accorded confidential treatment.

SECTION 10.15. Acknowledgements of Lenders.

(a)
Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make Advances hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)
Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Collateral Agent or the Lenders on the Effective Date.
(c)
(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a "Payment") were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on "discharge for value" or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.15(c) shall be conclusive, absent manifest error.
(ii)
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a "Payment Notice") or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)
The Company, the Collateral Agent and each other party hereto agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such

Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company, the Collateral Agent or any other party hereto; provided that this clause (y) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations owed by the Company, the Collateral Agent or any other party hereto relative to the amount (and/or timing for payment) of such obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company, the Collateral Agent or any other party hereto for the purpose of making such erroneous Payment.
(iv)
Each party's obligations under this Section 10.15(c) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS PRIVATE MIDDLE MARKET
CREDIT II SPV II LLC, as Company

By: GOLDMAN SACHS PRIVATE MIDDLE
MARKET CREDIT II LLC, its designated Manager

By
Name:
Title:

GOLDMAN SACHS PRIVATE MIDDLE MARKET
CREDIT II LLC, as Portfolio Manager

By
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Agent

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities
Intermediary

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Administrator

By
Name:
Title:

.

The Lenders

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Lender

By
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Lenders	Financing Commitment (as reduced from time to time pursuant to Section 4.07)

JPMorgan Chase Bank, National Association

Prior to a Commitment Increase Date: U.S.$1,650,000,000;

After a Commitment Increase Date, if any: U.S.$1,650,000,000 plus the principal amount of each Commitment Increase Option up to U.S.$2,000,000,000

2.	Scheduled Termination Date:	September 24, 2026

3.	Interest Rates

Applicable Margin for Advances:

With respect to interest based on the Reference Rate, 2.55% per annum (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable percentage specified above plus 0.1193% per annum (such 0.1193% addition being referred to herein as the "SONIA Spread Adjustment").

With respect to interest based on the Base Rate, 2.55% per annum (subject to increase in accordance with Section 3.01(b)).

4.	Account Numbers

	Custodial Account:	197392-700
	Interest Collection Account:	197392-201
	Principal Collection Account:	197392-202
	MV Cure Account:	197392-300
	Unfunded Exposure Account:	197392-203

Permitted Non-USD Currency Accounts:

CAD:

	CAD Custodial Account:	197392-701
	CAD Interest Collection Account:	197392-204
	CAD Principal Collection Account:	197392-205
	CAD Unfunded Exposure Account:	197392-206

GBP:

	GBP Custodial Account:	197392-702
	GBP Interest Collection Account:	197392-207
	GBP Principal Collection Account:	197392-208
	GBP Unfunded Exposure Account:	197392-209

Euro:

	Euro Custodial Account:	197392-703
	Euro Interest Collection Account:	197392-210
	Euro Principal Collection Account:	197392-211
	Euro Unfunded Exposure Account:	197392-212

5.	Market Value Trigger:	67.5%

6.	Market Value Cure Level:	60.0%

7.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial Purchase, a Restricted Security. As used herein, "Restricted Security" means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a "broker" or a "dealer", within the meaning of the Securities Exchange Act of 1934,participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed Purchase by the Company and (b) which the Company proposes to Purchase from any such Affiliate of any Lender.

Addresses for Notices

The Company:	Goldman Sachs Private Middle Market Credit II SPV II LLC 200 West Street New York, NY 10282	Attn: Itai Baron Carmine Rossetti Steven Colombo Tel: 1 (212) 855-9892 Email: itai.baron@gs.com Carmine.Rossetti@gs.com Steven.Colombo@gs.com

The Portfolio Manager:	Goldman Sachs Private Middle Market Credit II LLC 200 West Street New York, NY 10282	Attn: Itai Baron Carmine Rossetti Steven Colombo Tel: 1 (212) 855-9892 Email: itai.baron@gs.com Carmine.Rossetti@gs.com Steven.Colombo@gs.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware19713	Attention: Nicholas Rapak Telephone: (302) 634-4961 Facsimile: (469) 331-8148

with a copy to

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340 Email: james.r.greenfield@jpmorgan.com With a copy to: de_custom_business@jpmorgan.com and brian.m.larocca@jpmorgan.com

The Collateral Agent:	U.S. Bank Trust Company, National Association 190 S. LaSalle Street, 8th Floor Chicago, Illinois 60603	Attention: Global Corporate Trust – Goldman Sachs Private Middle Market Credit II SPV II LLC Email: ChicagoGSAMTeam@usbank.com

The Securities Intermediary:	U.S. Bank National Association 190 S. LaSalle Street, 8th Floor Chicago, Illinois 60603	Attention: Global Corporate Trust – Goldman Sachs Private Middle Market Credit II SPV II LLC Email: ChicagoGSAMTeam@usbank.com

The Collateral Administrator:	U.S. Bank Trust Company, National Association 190 S. LaSalle Street, 8th Floor Chicago, Illinois 60603	Attention: Global Corporate Trust – Goldman Sachs Private Middle Market Credit II SPV II LLC Email: ChicagoGSAMTeam@usbank.com

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware19713	Attention: Nicholas Rapak Telephone: (302) 634-4961 Facsimile: (469) 331-8148

with a copy to:

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

Email: de_custom_business@jpmorgan.com

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Email: NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

U.S. Bank Trust Company,National Association, as Collateral Agent and Collateral Administrator 190 S. LaSalle Street, 8th Floor

Chicago, Illinois 60603

Attention: Global Corporate Trust – Goldman Sachs Private Middle Market Credit II SPV II LLC Email: ChicagoGSAMTeam@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended, the "Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company's intention to acquire] via [a Purchase][a Substitution] the following Portfolio Investment(s):1

1 To be filled in to the extent such information is available to the Portfolio Manager and otherwise indicated with N/A.

Fund
Issuer /Obligor
Jurisdiction
Identifier (Loan X;CUSIP)
Requested Notional Amount
Asset Class
Current Pay(Y/N)
Syndication Type
Lien
Tranche Size
Price
Spread / Coupon
Base Rate
Reference Rate Floor
Maturity
GICS3 Industry
LTM EBITDA(In Millions)
LTM Capital Expenditures (in Millions)
Leverage Through Tranche (Net)
Interest Coverage
Financial Covenants
Security Identifier
Security Description
Quantity
Currency Type ID
Spot Rate

To the extent available, we have included herewith (1) the material Underlying Instruments relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, or if not available, a quality of earnings report prepared by an accredited accounting firm, (3) quarterly statements for the previous most recently ended four fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable "proof of existence" details (if requested by the Administrative Agent), (6) the final investment committee memo and (7) forecasted financials for 1 year (or longer, if prepared). The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.2

2 Company to deliver pre-signed assignment agreement if the Portfolio Manager and the administrative agent for the proposed Portfolio Investment are affiliates.

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

Goldman Sachs Private Middle Market Credit II LLC,
as Portfolio Manager

By
Name:
Title:

SCHEDULE 3

Eligibility Criteria

1.
Such obligation is a Loan and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest or a Letter of Credit; provided that the Initial Participation Interests may be acquired by the Company under the Sale Agreement on the Closing Date.
2.
Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan.
3.
Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.
4.
Such obligation is denominated and payable in an Eligible Currency and purchased at a price that is at least 80% of the par amount of such obligation.
5.
Such obligation is issued or co-issued by a company organized in an Eligible Jurisdiction.
6.
It is an obligation upon which no payments to the Company are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction (other than any non-U.S. withholding Taxes that are uniformly applicable to non-resident lenders with respect to Loans or debt securities of such type), unless the related obligor is required to make "gross-up" payments to the Company that cover the full amount of any such withholding Taxes (subject to conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith judgment expects to be satisfied).
7.
Such obligation is not subject to an event of default (as defined in the Underlying Instruments for such obligation) in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, indenture or similar agreement, but not to exceed the lesser of (x) the grace period and/or cure period set forth in the related loan agreement, indenture or similar agreement and (y) thirty (30) days) and, to the Knowledge of the Company and the Portfolio Manager, no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement, indenture or similar agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, indenture or similar agreement but not to exceed lesser of (x) the grace period and/or cure period set forth in the related loan agreement, indenture or similar agreement and (y) thirty (30) days) (a "Defaulted Obligation").
10.
Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.
11.
Such obligation provides for periodic payments of interest thereon in cash at least semi-annually.
12.
Without limitation to clause 7 above, in the case of a Specified Investment, (i) the obligor on such obligation has not violated any financial covenant contained in such obligation's Underlying Instruments, and (ii) no such financial covenant has been materially amended, modified or waived and, without limitation to the foregoing, no amendment to the Underlying Instruments with respect to such Portfolio Investment that relates to a Specified Matter has been entered into, in each case, since the date of the Purchase Commitment for such obligation (in the case of this subclause (ii), unless otherwise consented to by the Administrative Agent in its sole discretion).

13.
Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.
14.
In the case of a Portfolio Investment that is a Loan, the Administrative Agent is not a "Disqualified Lender" (as such term, or comparable term, is defined in the Underlying Instruments in respect of such Portfolio Investment).

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

"Eligible Currency" means USD, Euros, GBP and CAD.

"Eligible Jurisdictions" means the United States and any state or territory therein, Canada, United Kingdom and any Euro Zone country.

"Letter of Credit" means a facility whereby (i) a fronting bank ("LOC Agent Bank") issues or will issue a letter of credit ("LC") for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

"Participation Interest" means a participation interest in a Loan or a debt security.

"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

"Synthetic Security" means a security or swap transaction, other than a Participation Interest or a Letter of Credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4

Concentration Limitations

The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments owned (or in relation to a proposed Purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.
Portfolio Investments issued by a single obligor and its affiliates may not exceed an aggregate principal balance equal to 5.0% of the Collateral Principal Amount. Notwithstanding the foregoing, no obligor shall deemed an affiliate of any person solely because they are under the control of the same private equity sponsor or similar sponsor or because such obligor is owned by a common holding company with an obligor of another obligation so long as the collateral securing such loans is not common.
2.
Not less than 100% of the Collateral Principal Amount may consist of Senior Secured Loans (including first-lien unitranche assets) and cash and Cash Equivalents on deposit in the Principal Collection Account as Principal Proceeds.
3.
Not more than 0.0% of the Collateral Principal Amount may consist of Second Lien Loans (including second-lien unitranche assets).
4.
Not more than 0.0% of the Collateral Principal Amount may consist of any Portfolio Investments other than Senior Secured Loans or Second Lien Loans.
5.
[Reserved].
6.
Not more than 12.5% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same GICS Level 3 Industry Classification, as determined by the Portfolio Manager in its commercially reasonable discretion, provided that Portfolio Investments that belong to the GICS Level 3 Industry Classifications listed in each the "Broad Category" in the GICS Table set forth below, in the aggregate, shall be further limited by the "Limit" of the Collateral Principal Amount set forth in the table forth below; provided further that Portfolio Investments issued by obligors belonging to the GICS Level 3 Industry Classification "Software" may constitute up to 25.0% of the Collateral Principal Amount; provided further that the GICS Level 3 Industry Classification of obligors belonging to the "Software" GICS Level 3 Industry Classification may be determined by the Portfolio Manager (with the consent of the Administrative Agent) based on the primary industries of the end users or consumers of the products or services produced or provided by such obligor; provided further that Portfolio Investments issued by obligors belonging to the GICS Level 3 Industry Classification "Healthcare Equipment & Supplies," "Healthcare Providers & Services" and " Healthcare Technology" may constitute up to 15.0% of the Collateral Principal Amount;. As used herein, "GICS Level 3 Industry Classifications" means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed) if GICS publishes revised industry classifications.
7.
Not more than an aggregate of 15% of the Collateral Principal Amount may consist of Portfolio Investments denominated in a Permitted Non-USD Currency.
8.
Not more than an aggregate of 20% of the Collateral Principal Amount may consist of Portfolio Investments whose primary obligors are organized in Eligible Jurisdictions other than the United States.
9.
The Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount.

10.
For the period (i) beginning on, and including, the Fourth Amendment Effective Date and ending on, but excluding, the date that is six (6) months following the Fourth Amendment Effective Date, not more than an aggregate of 35% of the Collateral Principal Amount may consist of Specified Investments and (ii) beginning on, and including, the date that is six (6) months following the Fourth Amendment Effective Date, not more than an aggregate of 30% of the Collateral Principal Amount may consist of Specified Investments.

For the purposes of clauses 1 through 10 above, the principal amount of the applicable Portfolio Investment shall including the funded and unfunded balance on any Delayed Funding Term Loan or Revolving Loan, as applicable, as of such date.

As used herein, "GICS Table" means the table below:

Limit	Broad Category	Applicable GICS Industry
5%	Oil & Gas	Energy Equipment & Services
Independent Power Producers & Energy Traders
Oil, Gas &Consumable Fuels
10%	Retail	Internet & Catalog Retail
Multiline Retail
Specialty Retail
15%	Company's selection	Any single classification except Oil & Gas or Retail-related
20%	Financial Intermediaries	Commercial Banks
Consumer Finance
Diversified Financial Services
Real Estate Investment Trusts (REITs)
Real Estate Management & Development
Thrifts & Mortgage Finance
Trading Companies &Distributors
20%	Building &Development	Building Products
Construction & Engineering
Construction Materials
20%	Electronics	Computers & Peripherals
Electronic Equipment, Instruments & Components
Office Electronics
20%	Telecommunications	Communications Equipment
Diversified Telecommunication Services
Wireless Telecommunication Services
30%	Software	IT Services
Software
30%	Healthcare	Healthcare Equipment &Supplies
Healthcare Providers & Services
Healthcare Technology

SCHEDULE 5

Initial Portfolio Investments

Issuer Name	Notional (U.S.$ mln)	Lien	Industry
3SI Security Systems, Inc.	563,653.06	First Lien	Commercial Services &Supplies
Acquia Inc.	5,002,640.11	First Lien	Software
Apptio, Inc.	6,895,555.84	First Lien	IT Services
BJH Holdings III Corp.	1,963,834.94	First Lien	Hotels, Restaurants &Leisure
Bullhorn, Inc.	3,939,455.33	First Lien	Professional Services
Center for Orthopedic and Research Excellence, Inc., The	6,312,954.85	First Lien	Health Care Providers & Services
CFS Management, LLC	1,967,505.95	First Lien	Health Care Providers & Services
Chronicle BidcoInc. (aka Lexitas)	4,023,974.25	First Lien	Professional Services
ConnectWise, LLC	5,388,033.25	First Lien	IT Services
Convene 237 Park Avenue, LLC	8,702,500.00	First Lien	Real Estate Management & Development
Corepower Yoga,LLC	2,511,762.85	First Lien	Diversified Consumer Services
CST Buyer Company	4,845,193.14	First Lien	Diversified Consumer Services
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	6,986,775.00	First Lien	Professional Services
E2open, LLC	4,689,562.50	First Lien	Software
EPTAM Plastics, Ltd.	2,622,921.97	First Lien	Health Care Equipment & Supplies
Globaltranz Enterprises, Inc.	1,785,802.39	First Lien	Road & Rail
Governmentjobs.com, Inc.	9,532,077.83	First Lien	Diversified Consumer Services
HS4 Acquisitionco, Inc.	7,268,500.00	First Lien	Hotels, Restaurants &Leisure
iCIMS, Inc.	5,625,000.00	First Lien	Software
Instructure, Inc.	12,795,817.56	First Lien	Diversified Consumer Services
Mailgun Technologies, Inc.	5,352,361.45	First Lien	Interactive Media &Services
MRI Software LLC	4,504,959.99	First Lien	Real Estate Management & Development
Picture Head MidCo LLC	4,944,444.45	First Lien	Entertainment
Premier Imaging, LLC	4,342,187.50	First Lien	Health Care Providers & Services
Project Eagle Holdings, LLC	11,108,486.90	First Lien	Aerospace & Defense
PT Intermediate Holdings III, LLC	4,368,050.00	First Lien	Trading Companies &Distributors
PurFoods, LLC	10,250,000.00	First Lien	Food Products
Riverpoint Medical, LLC	2,909,916.76	First Lien	Health Care Equipment & Supplies
SelectQuote, Inc.	3,001,470.59	First Lien	Insurance
Syntellis Performance Solutions, Inc.(Axiom Software)	9,559,421.02	First Lien	Healthcare Providers & Services
Viant Medical Holdings, Inc.	4,822,805.63	First Lien	Health Care Equipment & Supplies
Villa BidCoInc.	5,349,178.63	First Lien	Diversified Consumer Services
WebPT, Inc.	3,902,870.13	First Lien	Health Care Technology
Wolfpack IPCo.	9,352,908.45	First Lien	Real Estate Management & Development
WorkForce Software, LLC	3,027,954.66	First Lien	Software
Wrike, Inc.	3,400,000.00	First Lien	Professional Services

SCHEDULE 6

GICS Level 3 Industry Classifications
1	Aerospace & Defense
2	Air Freight & Logistics
3	Airlines
4	Auto Components
5	Automobiles
6	Tobacco
7	Capital Markets
8	Building Products
9	Construction &Engineering
10	Construction Materials
11	Commercial Services &Supplies
12	Professional Services
13	Chemicals
14	Containers & Packaging
15	Textiles, Apparel & Luxury Goods
16	Industrial Conglomerates
17	Personal Products
18	Biotechnology
19	Pharmaceuticals
20	Life Sciences Tools & Services
21	Computers & Peripherals
22	Electrical Equipment
23	Electronic Equipment, Instruments & Components
24	Office Electronics
25	Commercial Banks
26	Consumer Finance
27	Diversified Consumer Services
28	Diversified Financial Services
29	Real Estate Investment Trusts (REITs)
30	Real Estate Management & Development
31	Thrifts & Mortgage Finance
32	Trading Companies &Distributors
33	Beverages
34	Food Products
35	Food & Staples Retailing
36	Paper & Forest Products
37	Healthcare Equipment &Supplies
38	Healthcare Providers & Services
39	Healthcare Technology
40	Household Durables
41	Household Products
42	Machinery
43	Semiconductors & Semiconductor Equipment
44	Insurance
45	Leisure Equipment &Products
46	Media

47	Hotels, Restaurants &Leisure
48	Distributors
49	IT Services
50	Marine
51	Software
52	Metals & Mining
53	Energy Equipment &Services
54	Independent Power Producers & Energy Traders
55	Oil, Gas &Consumable Fuels
56	Internet & Catalog Retail
57	Multiline Retail
58	Specialty Retail
59	Road & Rail
60	Transportation Infrastructure
61	Communications Equipment
62	Diversified Telecommunication Services
63	Wireless Telecommunication Services
64	Electric Utilities
65	Gas Utilities
66	Multi-Utilities
67	Water Utilities

SCHEDULE 7

Initial Participation Interests

Issuer Name	Notional (U.S.$ mln)	Lien	Industry
Elemica Parent,Inc.	1,192,945.63	First Lien	Chemicals
FWR Holding Corporation	2,216,722.22	First Lien	Hotels, Restaurants & Leisure
VRC Companies, LLC	5,834,910.87	First Lien	Commercial Services & Supplies

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association, as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

U.S. Bank Trust Company,National Association, as Collateral Agent and Collateral Administrator

190 S. LaSalle Street, 8th Floor

Chicago, Illinois 60603

Attention: Global Corporate Trust – Goldman Sachs Private Middle Market Credit II SPV II LLC

Email: ChicagoGSAMTeam@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended, the "Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)
The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [ ].
(2)
The aggregate amount of the Advance requested hereby is [U.S.$] [C$] [€] [£] [ ].34

3 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

4 Note: The requested Advance shall be in an amount such that the aggregate amount of Permitted Non-USD Currency Advances does not exceed 15% of the Financing Commitments.

(3)
The proposed Purchases (if any) relating to this request are as follows:

Security	Par	Price	Purchased Interest (if any)

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) and/or to an Advance set forth in Section 1.03 of the Agreement have been satisfied or waived as of the related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and/or Advance date, as applicable.

Very truly yours,

GOLDMAN SACHS PRIVATE MIDDLE MARKET
CREDIT II SPV II LLC

By
Name:
Title:

EXHIBIT B

Form of Assignment and Assumption

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended,supplemented or otherwise modified from time to time, the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Loan Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims,suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]5]

5 Select as applicable.

3.	Borrower:	Goldman Sachs Private Middle Market Credit II SPV II LLC

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Loan Agreement

5.	Loan Agreement:

The Amended and Restated Loan and Security Agreement, dated as of

March 5, 2021 (as amended, the "Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto

6.	Assigned Interest:

Aggregate Amount	Amount of
of Financing	Financing	Percentage Assigned	Amount of	Percentage
Commitment for all	Commitment	of Financing	Advances	Assigned of
Lenders	Assigned	Commitments[6]	Assigned	Advances[8]
$	$	%	$	%
$	$	%	$	%
$	$	%	$	%

6 Set forth, to at least 9 decimals, as a percentage of the Financing Commitment/Advances of all Lenders thereunder.

Consented to and Accepted:

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as

Administrative Agent

By:
Name:
Title:

[Consented to:]7

7 To be added only if the consent of the Company and/or other parties is required by the terms of the Loan Agreement.

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION TO THE LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.
Representations and Warranties.
1.1.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii)it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Loan Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Loan Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Agreement.
1.2.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii)from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02(p) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee, and (vii) it is a "qualified purchaser" within the meaning of Section 2(a)(51) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor Act and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.
2.
Payments. From and after the Effective Date,the Collateral Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.
General Provisions. This Assignment and Assumption shall be binding upon,and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended, the "Credit Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iii) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s)evidencing such Loan(s))in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[ ], 20[ ]

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended, the "Credit Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing,and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[ ], 20[ ]

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended, the "Credit Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[ ], 20[ ]

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended, the "Credit Agreement"), among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Goldman Sachs Private Middle Market Credit II LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.03(f)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[ ], 20[ ]